THE SINGAPORE FUND, INC.

OFFER TO REPURCHASE UP TO 25%
OF THE FUND'S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK
AT 99% OF NET ASSET VALUE PER SHARE,
IN EXCHANGE FOR PORTFOLIO SECURITIES OF THE FUND

THE OFFER PERIOD AND WITHDRAWAL RIGHTS
WILL EXPIRE AT 11:59 P.M. NEW YORK CITY TIME
ON MARCH 14, 2012, UNLESS THE OFFER IS EXTENDED.

THIS OFFER IS SUBJECT TO IMPORTANT TERMS AND CONDITIONS, INCLUDING THE CONDITIONS LISTED UNDER "CERTAIN CONDITIONS OF THE OFFER."

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS OFFER, PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR DETERMINED WHETHER THIS OFFER TO REPURCHASE IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIME.

To All Stockholders of The Singapore Fund, Inc.:

The Singapore Fund, Inc., a closed-end management investment company organized as a Maryland corporation (the "Fund"), is offering to purchase up to 25% of the Fund's issued and outstanding shares of common stock, par value $0.01 per share (the "Shares"), at a price equal to 99% of the per share net asset value in U.S. dollars as of the close of regular trading on the New York Stock Exchange (the "NYSE"), the principal market on which the Shares are traded, on the business day immediately following the Expiration Date (as defined below), in exchange for a pro-rata portion of each of the securities (other than (i) securities that, if distributed, would be required to be registered under the Securities Act of 1933, as amended (the "1933 Act"), (ii) securities issued by entities in countries that restrict or prohibit the holdings of securities by non-residents other than through qualified investment vehicles, or whose distribution would otherwise be contrary to applicable local rules and regulations, and (iii) certain portfolio assets, such as derivative instruments or repurchase agreements, that involve the assumption of contractual obligations, require special trading facilities, or can only be traded with the counterparty to the asset) held in the Fund's investment portfolio (the "Portfolio Securities"), subject to adjustment for fractional shares and Odd Lots (as defined below) of Portfolio Securities, and cash held in the Fund's investment portfolio at the close of business on the Expiration Date (as defined below). The offer period and withdrawal rights will expire at 11:59 p.m. New York City time on March 14, 2012 ("Expiration Date"), unless extended, upon the terms and subject to the conditions set forth in this Offer to Repurchase and the related Letter of Transmittal (which together constitute the "Offer").

The Offer is not conditioned upon the tender of any minimum number of Shares. If the number of Shares properly tendered and not withdrawn prior to the Expiration Date is less than or equal to 25% of the Fund's issued and outstanding Shares, the Fund will, upon the terms and subject to the conditions of the Offer, purchase all Shares tendered. If the number of Shares properly tendered and not withdrawn prior to the Expiration Date exceeds 25% of the Fund's issued and outstanding Shares, the Fund will, upon the terms and subject to the conditions of the Offer, purchase tendered Shares on a pro-rata basis. The Fund may, in its discretion, accept all Shares tendered by stockholders who own fewer than 100 Shares and tender all their Shares for purchase in this Offer, before pro-rating the Shares tendered by other stockholders. There can be no assurance that the Fund will be able to purchase all the Shares that you tender even if you tender all the Shares that you own.

TO AVOID THE POTENTIAL BURDEN ON THE FUND'S STOCKHOLDERS RESULTING FROM RECEIVING AN AMOUNT OF PORTFOLIO SECURITIES BELOW CONVENTIONAL MINIMUM TRADING THRESHOLDS IN SINGAPORE, THE FUND WILL PAY CASH WITH RESPECT TO EACH PORTFOLIO SECURITY AS TO WHICH A STOCKHOLDER WOULD RECEIVE A DISTRIBUTION OF FEWER THAN 1,000 SHARES (AN "ODD LOT") OF THAT PORTFOLIO SECURITY. DUE TO THE LARGE SIZE OF THE CONVENTIONAL MINIMUM TRADING THRESHOLD IN SINGAPORE, THE FUND EXPECTS THAT ALL PARTICIPATING STOCKHOLDERS WILL RECEIVE AT LEAST SOME CASH WITH RESPECT TO EACH PORTFOLIO SECURITY ALLOCATED IN THE OFFER. THE FUND EXPECTS THAT ANY

STOCKHOLDER THAT TENDERS FEWER THAN 2,500 SHARES (EACH, A "SMALL TENDERER") WOULD BE ALLOCATED FEWER THAN 1,000 SHARES WITH RESPECT TO EACH OF THE PORTFOLIO SECURITIES. ACCORDINGLY, SMALL TENDERERS WILL NOT RECEIVE PORTFOLIO SECURITIES AND WILL RECEIVE SOLELY CASH IN EXCHANGE FOR THEIR SHARES IN THE OFFER.

Unless you are a Small Tenderer, in order to participate in the Offer, you must directly or indirectly (through a broker, custodian or depository agent) maintain or establish a securities account capable of receiving and holding the Portfolio Securities with the Central Depository in Singapore, the Central Depository (Pte) Limited (the "CDP") (a "Singapore Account").

In determining that Small Tenderers will not receive Portfolio Securities and will receive solely cash in exchange for their Shares in the Offer, the Fund assumed that, in the aggregate, up to 25% of the Fund's issued and outstanding Shares will be properly tendered and not withdrawn prior to the Expiration Date. It is possible that more than 25% of the Fund's issued and outstanding Shares will be properly tendered and not withdrawn prior to the Expiration Date, in which case (due to the Fund's purchase of tendered Shares on a pro-rata basis described above) some participating stockholders tendering 2,500 or more Shares will likely also receive solely cash in exchange for their Shares in the Offer. Because it is impossible to predict the level of participation in the Offer prior to the Expiration Date, the Fund is requiring that all participating stockholders, other than Small Tenderers, provide the Fund with Singapore Account information, even though some participating stockholders who tender 2,500 or more Shares may not end up receiving Portfolio Securities.

IF YOU ARE NOT INTERESTED IN TENDERING ANY OF YOUR SHARES AT THIS TIME, YOU DO NOT NEED TO DO ANYTHING. THIS OFFER IS NOT PART OF A PLAN TO LIQUIDATE THE FUND. STOCKHOLDERS ARE NOT REQUIRED TO PARTICIPATE IN THE OFFER.

The Fund is making the Offer to provide stockholders with an alternative source of liquidity for their investment in Shares and as part of the Fund's ongoing efforts to provide additional value to stockholders. Stockholders can continue to sell their Shares for cash through their brokers in market transactions on the NYSE. Participation in the Offer may represent greater value than stockholders would receive by selling Shares on the NYSE, depending on certain factors. The Offer provides a means for stockholders who want to sell a portion of their Shares to do so at 99% of net asset value. In addition, to the extent that the Fund has unrealized gains in its portfolio at the time it is required to sell securities to pay the purchase price for the Offer, it is anticipated that, by giving Portfolio Securities to participating stockholders other than Small Tenderers and any other stockholders who receive cash and not Portfolio Securities in the Offer, the Fund and those stockholders who do not participate in the Offer will recognize less capital gain than would be incurred if the Fund was required to liquidate sufficient Portfolio Securities to pay all participating stockholders entirely in cash for their Shares.

UNLESS YOU ARE A SMALL TENDERER, PARTICIPATION IN THE OFFER IS LIKELY TO RESULT IN THE RECEIPT OF SINGAPOREAN SECURITIES IN EXCHANGE FOR SHARES OF THE FUND AND TO PARTICIPATE IN THE OFFER YOU MUST HAVE AN ACCOUNT IN SINGAPORE CAPABLE OF HOLDING ANY SINGAPORE SECURITIES YOU WILL RECEIVE. IF YOU DO NOT WISH TO RECEIVE SINGAPOREAN SECURITIES YOU SHOULD NOT PARTICIPATE IN THE OFFER OR YOU SHOULD TENDER FEWER THAN 2,500 SHARES OF THE FUND. YOU MAY SELL YOUR FUND SHARES ON THE NYSE AT THE PREVAILING MARKET PRICE AT ANY TIME.

THE OFFER EXPIRES AT 11:59 P.M. NEW YORK CITY TIME ON MARCH 14, 2012, UNLESS EXTENDED ("EXPIRATION DATE").

The Fund mailed this Offer to Repurchase and the accompanying Letter of Transmittal and related materials to record holders on or about February 14, 2012. The depositary for the Offer is The Colbent Corporation ("Depositary") and the Information Agent for the Offer is The Altman Group ("Information Agent").

THE MAKING OF THE OFFER MAY, IN SOME JURISDICTIONS, BE RESTRICTED OR PROHIBITED BY APPLICABLE LAW. THIS OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, AND MAY NOT BE ACCEPTED FROM WITHIN, ANY JURISDICTION

IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE OF THE OFFER WOULD, ABSENT PRIOR REGISTRATION, FILING OR QUALIFICATION UNDER APPLICABLE LAWS, NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. ACCORDINGLY, STOCKHOLDERS ARE REQUIRED TO INFORM THEMSELVES OF AND OBSERVE ANY SUCH RESTRICTIONS.

The Fund normally publishes its net asset value per Share on each business day after the close of regular trading on the NYSE. The Shares are listed for trading under the symbol "SGF" on the NYSE. As of February 7, 2012, there were 9,996,766 Shares issued and outstanding, the net asset value per Share was $13.87, and the market price per Share was $13.04, representing a 5.98% discount from the net asset value per Share. The Fund does not expect that the number of Shares issued and outstanding will be materially different on the Expiration Date. The Offer is an alternative means to permit you to sell your Shares to the Fund in exchange, except with respect to Small Tenderers, primarily for Portfolio Securities. You may continue to purchase and sell Shares in cash transactions over the NYSE.

You can obtain information regarding the current net asset value and market price per Share as of the close of business on the previous business day during the period of the Offer by calling the Information Agent, at 800-591-8254 (toll free) or 212-400-2605 (collect call), between the hours of 9:00 a.m. and 5:00 p.m., New York City time, Monday-Friday (except holidays). You can also access the Fund's web site, www.aberdeensgf.com, for this information, which is typically updated on a daily basis at around 3:00 a.m., New York City time.

If you desire to participate in the Offer, you should either (1) complete and sign the Letter of Transmittal and mail or deliver it to the Depositary together with the Shares (in proper certificated or uncertificated form), and any other documents required by the Letter of Transmittal; or (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact that firm to instruct that firm to participate in the Offer on your behalf if you desire to participate in the Offer. Stockholders whose Shares are not registered in the name of a broker, dealer, commercial bank, trust company or other nominee may wish to consult with such an entity to facilitate their participation in the Offer and fulfill the requirements for participation. Stockholders may be charged a fee by a broker, dealer or other institution for processing the documentation required to participate in the Offer and may incur other expenses as described in this Offer, including expenses associated with the establishment of the Singapore Account, if required.

Participating stockholders will bear the costs and expenses of receiving any Portfolio Securities pursuant to the Offer, including any fees assessed by their broker, dealer, commercial bank or trust company, including the broker, custodian or depository agent at which your Singapore Account is established. The Fund will pay all charges and expenses of the Information Agent and Depositary. The date of this Offer is February 14, 2012. The Fund mailed this Offer to Repurchase and the accompanying Letter of Transmittal and related materials to record holders on or about February 14, 2012.

All stockholders are advised that certain brokers, dealers or other parties may require instructions and information that are in addition to what is currently required by the Fund pursuant to this Offer, in order for such firms to facilitate the stockholder's participation in the Offer. Additionally, stockholders other than Small Tenderers are advised that certain Singaporean securities brokers, custodians or depository agents, at which a participating stockholder establishes a Singapore Account, if required, may choose not to accept Offer proceeds on behalf of participating stockholder clients or may delay acceptance of proceeds until the additional instructions and confirmations are received from their participating stockholder clients. Accordingly, stockholders who wish to participate in the Offer are advised to consult with their broker, dealer, commercial bank, trust company or other nominee well in advance of the Expiration Date to ensure compliance with any additional informational requirements imposed by such firms.

All stockholders are also advised that the following representations are required of participants:

(1) if your tender of Shares and/or receipt of any Portfolio Securities has been executed through a broker-dealer, that broker-dealer (i) is licensed in the jurisdiction in which you reside and (ii) did not exercise trading authority or control over your decision to participate in this Offer (i.e., you instructed your broker to submit your Shares);

(2) none of the Fund, its board of directors (the "Board"), its investment manager, Aberdeen Asset Management Asia Limited (the "Investment Manager"), nor any issuer of Portfolio Securities has made any recommendations regarding your participation in the Offer and none has recommended your receipt of Portfolio Securities in exchange for Shares, either directly or in a manner that would bring their recommendations to your attention; and

(3) the Fund has not, in connection with this Offer, volunteered information to you concerning the issuers of Portfolio Securities.

THE OFFER HAS BEEN UNANIMOUSLY APPROVED BY THE BOARD. NO MEMBER OF THE BOARD INTENDS TO PARTICIPATE IN THE OFFER. NONE OF THE FUND, ITS EXECUTIVE OFFICERS, THE BOARD, THE INVESTMENT MANAGER OR ANY OTHER AFFILIATE OF THE FUND, NOR ANY ISSUER WHOSE SECURITIES ARE DISTRIBUTED AS PROCEEDS OF THE OFFER MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER SHARES FOR REPURCHASE OR TO REFRAIN FROM TENDERING SHARES. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND, ITS BOARD OR THE INVESTMENT MANAGER AS TO WHETHER STOCKHOLDERS SHOULD TENDER SHARES FOR REPURCHASE PURSUANT TO THE OFFER OR TO MAKE ANY REPRESENTATION OR TO GIVE ANY INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN AS CONTAINED HEREIN. IF MADE OR GIVEN, ANY SUCH RECOMMENDATION, REPRESENTATION OR INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE BOARD OR THE INVESTMENT MANAGER. STOCKHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THIS OFFER TO REPURCHASE AND THE RELATED DOCUMENTS, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER THEIR SHARES FOR REPURCHASE OR REFRAIN FROM PARTICIPATING IN THE OFFER.

You may, of course, elect to keep your Shares at this time, in which case you may disregard this Offer to Repurchase and the attached forms. PLEASE REMEMBER THAT YOU ARE NOT OBLIGATED TO DO ANYTHING WITH YOUR SHARES OF THE FUND AT THIS TIME.

THESE DOCUMENTS ARE ISSUED BY THE FUND AND TO THE EXTENT THAT THEY ARE DEEMED TO CONSTITUTE A FINANCIAL PROMOTION CAPABLE OF HAVING EFFECT IN THE UNITED KINGDOM THEY HAVE BEEN APPROVED BY ABERDEEN ASSET MANAGERS LIMITED, AN AFFILIATE OF THE FUND'S INVESTMENT MANAGER, FOR THE PURPOSE OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 OF THE UNITED KINGDOM. ABERDEEN ASSET MANAGERS LIMITED IS AUTHORIZED AND REGULATED BY THE FINANCIAL SERVICES AUTHORITY (FRN: 121891) AND IS REGISTERED IN SCOTLAND IN THE UNITED KINGDOM, NO. 108419 AND ITS REGISTERED OFFICE IS AT 10 QUEENS TERRACE, ABERDEEN, SCOTLAND AB10 1YG.

THE FUND HAS FILED WITH THE COMMISSION A TENDER OFFER STATEMENT ON SCHEDULE TO UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), RELATING TO THE OFFER.

The date of this Offer is February 14, 2012.

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THE SINGAPORE FUND, INC.

OFFER TO REPURCHASE UP TO 25%
OF THE FUND'S ISSUED AND OUTSTANDING SHARES OF COMMON STOCK
AT 99% OF NET ASSET VALUE PER SHARE,
IN EXCHANGE FOR PORTFOLIO SECURITIES OF THE FUND

SUMMARY TERM SHEET

The Fund is offering to purchase up to 25% of the Shares, at a price equal to 99% of the per Share net asset value in U.S. dollars as of the close of regular trading on the NYSE on the business day immediately following the Expiration Date, in exchange for a pro-rata portion of each of the Portfolio Securities held in the Fund's investment portfolio, subject to adjustment for fractional shares and Odd Lots. You will be receiving with this term sheet, or through your broker, various documents, including the Offer to Repurchase and the related Letter of Transmittal.

UNLESS YOU ARE A SMALL TENDERER, AS DESCRIBED BELOW, PARTICIPATION IN THE OFFER IS LIKELY TO RESULT IN THE RECEIPT OF SINGAPOREAN SECURITIES IN EXCHANGE FOR SHARES OF THE FUND AND TO PARTICIPATE IN THE OFFER YOU MUST HAVE AN ACCOUNT IN SINGAPORE CAPABLE OF HOLDING ANY SINGAPORE SECURITIES YOU WILL RECEIVE. IF YOU DO NOT WISH TO RECEIVE SINGAPOREAN SECURITIES YOU SHOULD NOT PARTICIPATE IN THE OFFER OR YOU SHOULD TENDER FEWER THAN 2,500 SHARES OF THE FUND. YOU MAY SELL YOUR FUND SHARES ON THE NYSE AT THE PREVAILING MARKET PRICE AT ANY TIME.

We would like to take this opportunity to answer in this term sheet some questions you may have regarding aspects of the Offer and the forms you will need to submit if you decide to tender your Shares in the Offer.

This is only a summary overview of information relating to the Offer. Please read and carefully review the other sections of this Offer to Repurchase dated February 14, 2012 and the related Letter of Transmittal which accompany this summary prior to making a decision regarding the Offer. References have been included parenthetically to direct you to a more complete description in the Offer of the topics in this summary. You may also want to consult with your financial and tax advisers when considering the Offer.

The Offer expires at 11:59 p.m., New York City time, on March 14, 2012, unless extended.

The Depositary for the Offer is The Colbent Corporation and the Information Agent for the Offer is The Altman Group (telephone: 800-591-8254 (toll free) or 212-400-2605 (collect call)).

THIS OFFER IS NOT PART OF A PLAN TO LIQUIDATE THE FUND. YOU ARE NOT OBLIGATED TO DO ANYTHING WITH YOUR FUND SHARES AT THIS TIME.

What is the Offer? (See Section 1, "Terms of the Offer; Expiration Date")

The Offer is an opportunity to sell your Shares. The Fund is offering to purchase up to 25% of its outstanding Shares at a price equal to 99% of net asset value. Unless you are a Small Tenderer, you may receive Singaporean Portfolio Securities held by the Fund in exchange for your Shares.

The main components of the Offer include:

a)  the purchase by the Fund of Shares at a price of 99% of net asset value, determined on the business day immediately following the Expiration Date; and

b)  the transfer of Portfolio Securities to your Singapore Account in exchange for the purchase by the Fund of your Shares; except that the Fund will transfer to you cash with respect to certain Portfolio Securities, including any Portfolio Security as to which you would receive an Odd Lot.

What does it mean that the Fund will pay cash with respect to Odd Lots?

To avoid the potential burden on you resulting from receiving an amount of Portfolio Securities below conventional minimum trading thresholds in Singapore, the Fund will pay you in cash with respect to each

Portfolio Security as to which you would receive an Odd Lot, or a distribution of fewer than 1,000 shares of that Portfolio Security. Due to the large size of the conventional minimum trading threshold in Singapore, the Fund expects that all participating stockholders will receive at least some cash with respect to each Portfolio Security allocated in the Offer. The Fund expects that any Small Tenderer who tenders fewer than 2,500 Shares would be allocated fewer than 1,000 shares with respect to each of the Portfolio Securities. Accordingly, if you are a Small Tenderer, you will not receive Portfolio Securities and will receive solely cash in exchange for your Shares in the Offer. If you are a Small Tenderer you will therefore not be required to establish a Singapore Account.

In determining that Small Tenderers will not receive Portfolio Securities and will receive solely cash in exchange for their Shares in the Offer, the Fund assumed that, in the aggregate, up to 25% of the Fund's issued and outstanding Shares will be properly tendered and not withdrawn prior to the Expiration Date. It is possible that more than 25% of the Fund's issued and outstanding Shares will be properly tendered and not withdrawn prior to the Expiration Date, in which case some participating stockholders tendering 2,500 or more Shares will likely also receive solely cash in exchange for their Shares in the Offer. Because it is impossible to predict the level of participation in the Offer prior to the Expiration Date, the Fund is requiring that all participating stockholders, other than Small Tenderers, provide the Fund with Singapore Account information, even though some participating stockholders who tender 2,500 or more Shares may not end up receiving Portfolio Securities.

Is the Offer the only way I can sell my Shares?

No. You will continue to be able to sell your Shares, or purchase additional Shares, at the prevailing market Share price, in cash transactions on the NYSE.

What action do I need to take if I decide not to tender my Shares for purchase in the Offer?

None. You are not obligated to do anything with your Shares at this time. This Offer is not part of a plan to liquidate the Fund.

What is the purchase price for Shares in the Offer and how is it calculated?

The purchase price per Share is equal to 99% of the Fund's per Share net asset value in U.S. dollars as of the close of regular trading on the NYSE on the business day immediately following the Expiration Date.

What does the Fund's net asset value per Share mean?

The Fund's net asset value per Share is based on the market value of the Fund's investments (its total assets) minus its total liabilities divided by the number of Fund Shares outstanding.

The net asset value per Share of the Shares may be more or less than the market price at which Shares trade on the NYSE.

On February 7, 2012, the net asset value per Share was $13.87 and the last reported sales price of the Shares on the NYSE was $13.04.

No one can accurately predict the net asset value per Share on a future date. The net asset value may increase or decrease between the Expiration Date and the actual receipt of cash and/or Portfolio Securities in exchange for Shares tendered and accepted for payment in the Offer. If you participate in the Offer and tender 2,500 or more Shares, you may receive Portfolio Securities and will be required to assume these market risks.

You can obtain information regarding the Fund's current net asset value and market price per Share as of the close of business on the previous business day during the period of the Offer by calling the Information Agent, at 800-591-8254 (toll free) or 212-400-2605 (collect call), between the hours of 9:00 a.m. and 5:00 p.m., New York City time, Monday-Friday (except holidays). You can also access the Fund's web site, www.aberdeensgf.com for this information, which is typically updated on a daily basis at around 3:00 a.m., New York City time.

How do I tender Shares for purchase if I want to participate in the Offer? (See Section 4, "Acceptance for Payment and Payment of Shares" and Section 5, "Procedures for Participating in the Offer")

You should review this Offer to Repurchase before making your decision.

If your Shares are registered in your name, you should obtain and read the related Letter of Transmittal, complete it and submit any other documents required by the Letter of Transmittal, including unless you are a Small Tenderer, information regarding the Singapore Account. These materials must be received by the Depositary, in proper form, by the Expiration Date. Alternatively, you could contact a U.S. broker or dealer and deposit your Shares in an account with it and seek its assistance in submitting the documents necessary (including the Singapore Account information, if required) for participation in the Offer. This may be less complicated than independently establishing the Singapore Account, if required. If your Shares are held by a broker, dealer, commercial bank, trust company or other nominee (e.g., in "street name"), you should contact that firm to obtain the package of information necessary to make your decision, and you can only tender your Shares by directing that firm to complete, compile and deliver the necessary documents for submission to the Depositary by the Expiration Date. Unless you are a Small Tenderer, in order to participate, you will be required to submit information regarding a Singapore Account you have established where the Portfolio Securities can be transferred. Certain Singaporean securities brokers, custodians or depository agents may require instructions and information that are in addition to what is currently required by the Fund pursuant to its Offer regarding the establishment of the Singapore Account, in order for such firm to facilitate a stockholder's participation in the Offer. These Singaporean securities brokers, custodians or depository agents, at which a participating stockholder other than Small Tenderers establishes a Singapore Account, may choose not to accept Offer proceeds on behalf of participating stockholder clients or may delay acceptance of proceeds until the additional instructions and confirmations are received from their participating stockholder clients. Accordingly, if you wish to participate in the Offer and tender 2,500 or more Shares, you are advised to consult with a Singaporean bank, Singaporean securities broker or Singaporean depository agent well in advance of the Expiration Date to ensure compliance with any additional informational requirements imposed by such firms.

All stockholders are also advised that the following representations are required of participants:

(1) if your tender of Shares and/or receipt of any Portfolio Securities has been executed through a broker-dealer, that broker-dealer (i) is licensed in the jurisdiction in which you reside and (ii) did not exercise trading authority or control over your decision to participate in this Offer (i.e., you instructed your broker to submit your Shares);

(2) none of the Fund, the Board, the Investment Manager, nor any issuer of Portfolio Securities has made any recommendations regarding your participation in the Offer and none has recommended your receipt of Portfolio Securities in exchange for Shares, either directly or in a manner that would bring their recommendations to your attention; and

(3) the Fund has not, in connection with this Offer, volunteered information to you concerning the issuers of Portfolio Securities.

What does it mean to receive Portfolio Securities of the Fund?

Except with respect to Small Tenderers, instead of receiving cash (in U.S. dollars) for Shares submitted in the Offer, in general, participating stockholders would receive a pro-rata portion (based on the number of Shares tendered and accepted for payment by the Fund) of each of the Portfolio Securities, which are securities of Singaporean companies in which the Fund has invested (other than (i) securities that, if distributed, would be required to be registered under the 1933 Act, (ii) securities issued by entities in countries that restrict or prohibit the holdings of securities by non-residents other than through qualified investment vehicles, or whose distribution would otherwise be contrary to applicable local rules and regulations, and (iii) certain portfolio assets, such as derivative instruments or repurchase agreements, that involve the assumption of contractual obligations, require special trading facilities, or can only be traded with the counterparty to the asset), subject to adjustment for fractional shares and Odd Lots, and any cash held by the Fund. The Portfolio Securities will be transferred to participating stockholders' Singapore Accounts as soon as practicable after the Expiration Date. However, certain factors could cause delays in the physical delivery and/or settlement of the Portfolio Securities in the Singaporean Accounts, and these delays could extend for a month or more. For example, any errors in the Singapore Account information provided by a participating stockholder will cause delays in the physical delivery of Portfolio Securities. You should carefully check that the payment instructions you provide are accurate and respond in a timely fashion to any correspondence from the Fund, the Depositary or the Information Agent requesting additional information after the Expiration Date. Accordingly, the value of the Portfolio Securities may decrease or increase between the Expiration Date and the actual receipt of any Portfolio Securities in the Singapore Account (see below). If you participate in the Offer and tender 2,500 or more Shares, i.e., if you are not a Small Tenderer, you may receive Portfolio Securities and will be required to assume these market risks.

Participating stockholders should carefully ensure all information required in order to participate in the Offer, including information regarding the Singapore Account (if required), has been provided and is accurate. The Fund is under no obligation to notify stockholders of any errors or incomplete information with their submission. Any deficiencies in a stockholder's submission will result in the return of the stockholder's Shares following the Expiration Date.

The Offer is for up to 25% of the Fund's issued and outstanding Shares. If the number of Shares tendered for purchase exceeds the number of Shares which the Fund is offering to purchase, the Fund will purchase tendered Shares on a pro-rata basis.

Will I know the identity of the Portfolio Securities I will be receiving if I participate in the Offer?

On or about the Expiration Date, the Fund anticipates publishing on its web site, www.aberdeensgf.com, and via press release, the composition of the Fund's investment portfolio. The Portfolio Securities to be received by participating stockholders will be a pro-rata portion of the Fund's investment portfolio subject to certain adjustments and exceptions as described in this Offer to Repurchase.

Other than the identification of the Portfolio Securities on the Expiration Date, the Fund will not be providing stockholders any further information about the Portfolio Securities.

Why is the Fund making the Offer? (See Section 2, "Purpose of the Offer; Plans or Proposals of the Fund")

In order to address the discount to net asset value at which the Shares trade, the Fund announced on June 3, 2011 that the Board had approved a Discount Management Policy. In accordance with the Discount Management Policy, if the Shares trade on the NYSE at an average discount from their net asset value by more than 9% during any fiscal quarter of the Fund (based on the reported closing price on the NYSE on each trading day during that fiscal quarter), the Board would consider a variety of measures to address the Fund's discount, including but not limited to, repurchasing outstanding Shares, reviewing the Fund's distribution policy and corporate actions or other measures which the Board may reasonably believe can assist in reducing the Fund's discount to net asset value. On that same date, the Fund announced that the Board had voted to approve in principle a one-time tender offer to repurchase up to 25% of the outstanding Shares at a price equal to 99% of the net asset value per Share value.

The Fund is making the Offer to provide stockholders with an alternative source of liquidity for their investment in Shares and as part of the Fund's efforts to provide additional value to stockholders. Stockholders can continue to sell their Shares for cash through their brokers in market transactions on the NYSE.

Does management encourage stockholders to participate in the Offer, and will management participate in the Offer? (See Section 2, " Purpose of the Offer; Plans or Proposals of the Fund" and Section 8, "Interest of Directors and Executive Officers; Transactions and Arrangements Concerning the Shares")

None of the Fund, the Board, the Investment Manager, nor any issuer of Portfolio Securities is making any recommendation to participate or not participate in the Offer. The Fund has been advised that no Director or Officer of the Fund intends to participate.

What should I consider in making a decision to participate in the Offer? (See Section 9, Factors to Consider Regarding the Decision to Participate in the Offer," Section 10, "Source and Amount of Funds," Section 14, "Federal Income Tax Consequences of the Offer" and Section 15.B, "Certain Legal Matters, Regulatory Approvals – Singaporean Regulatory Requirements")

The following discussion does not incorporate all factors that could impact your decision and is general in nature.

In determining whether or not to participate, you should keep in mind that you can always sell your Shares in cash transactions on the NYSE. Depending on the costs involved in participating in the Offer and whether or not you desire to receive Portfolio Securities, it may be easier and less costly for you to sell your Shares, if you so desire, on the NYSE than to participate in the Offer.

Before making a decision, you should weigh the advantages and disadvantages of receiving the proceeds of the Offer in the form of Portfolio Securities and the consequences of holding the Portfolio Securities or deciding to sell them after you receive them. To participate you will need to establish the Singapore Account (unless you already have such an account or are a Small Tenderer) which is likely to be subject to different procedures and costs than are typically associated with a U.S. brokerage account.

Unless you are a Small Tenderer, you also would be investing directly in Singaporean securities rather than holding them indirectly through a U.S. mutual fund structure which may aggravate the risks typically associated with a foreign investment. These risks include: (1) lesser liquidity and smaller market capitalization of the Singaporean securities markets; (2) less stringent disclosure requirements, less available information regarding Singaporean public companies and less active regulatory oversight of Singaporean public companies; (3) political and economic risks such as the risks of expropriation, confiscation, nationalization, the enactment of prohibitions on the repatriation of investment capital and greater social, political and economic instability; and (4) fluctuations in the rate of exchange between the Singapore dollar and the U.S. dollar and costs of currency exchange. Additionally, unless you are a Small Tenderer, if you currently directly or indirectly hold any Singapore equity securities, you may become subject to certain Singapore regulatory requirements as described under Section 15.B. The Fund is not providing you with any information regarding the Portfolio Securities, but encourages you to make your own investigation and consult with your financial adviser if you are contemplating participation in the Offer and tendering 2,500 or more Shares. The Fund makes no representation with respect to, and does not warrant in any manner, the accuracy and completeness of information regarding the Portfolio Securities or their issuers. The Portfolio Securities will be transferred to participating stockholders' Singapore Accounts as soon as practicable after the Expiration Date. However, certain factors could cause delays in the physical delivery and/or settlement of the Portfolio Securities in the Singaporean Accounts, and these delays could extend for a month or more. Accordingly, the value of the Portfolio Securities may decrease or increase between the Expiration Date and your actual receipt of any Portfolio Securities in the Singapore Account. The value of the Portfolio Securities may also decrease or increase during the period you hold the Portfolio Securities. In addition, Singaporean public companies are subject to less stringent disclosure standards and regulatory oversight than U.S. companies. Information available regarding the companies representing the Portfolio Securities is less extensive than that of U.S. public companies and may not be accurate or current. Stockholders who retain the Portfolio Securities for investment purposes will need to conduct their own continuing investment research regarding the Singaporean companies comprising the Portfolio Securities and/or seek assistance from their financial advisers. If you participate in the Offer and tender 2,500 or more Shares, you may receive Portfolio Securities and will be required to assume these market risks.

Unless you are a Small Tenderer, whether you immediately dispose of the Portfolio Securities you receive or whether you decide to retain them, there will be additional costs beyond those of participating in the Offer that could impact the overall return you receive for participation in the Offer, including additional brokerage commissions and expenses. You should also consider the tax consequences of participation in the Offer and the disposition or retention of the Portfolio Securities received. The receipt of the Portfolio Securities or, in the case of a Small Tenderer, cash generally is a taxable transaction. The sale of the Portfolio Securities will also generally be a separate taxable transaction.

In addition, whether or not you participate in the Offer, there is a risk that the Fund's investments and the Portfolio Securities may experience a decrease in value following the Offer depending on the level of participation in the Offer and whether participating stockholders choose to dispose of any Portfolio Securities they receive shortly after the Offer. Because of the size of the Fund and the characteristics of the Singapore securities market, if stockholders participate in the Offer and choose to liquidate the Portfolio Securities shortly after they receive them, there could be an adverse impact on the Singapore securities market and the market prices of the Portfolio Securities and the Fund's other investments, which risk affects both participating and non-participating stockholders.

The Offer will also have the effect of increasing the percentage interest in the Fund of non-participating stockholders as well as increasing the Fund's expense ratio. Additionally, shares submitted in the Offer will not be counted for purposes of any Fund events with a record date after the Expiration Date (in other words, tendered shares would not be able to vote, participate in Fund dividends, etc.).

The Fund recommends that you consult your financial and tax advisers prior to making a decision to participate in the Offer. The Fund cannot provide any advice or assistance to stockholders regarding the Offer or the establishment of the Singapore Account, if required, for participation in the Offer.

If I decide not to participate in the Offer, how will that affect the Shares that I own? (See Section 10, "Source and Amount of Funds")

Your percentage ownership interest in the Fund may increase after completion of the Offer, assuming the participation of some stockholders in the Offer. Because the asset size of the Fund may decrease as a result of the Offer, per share expenses of the Fund may increase. Additionally, a reduced number of Shares available for trading may affect the liquidity of Shares and the ability of a holder to obtain accurate market quotations for Shares from the NYSE.

Will I have to pay anything to participate in the Offer?

Your U.S. broker, dealer or other institution may charge you a fee for processing your paperwork to participate in the Offer and sending it to the Depositary. Additionally, unless you are a Small Tenderer, you may incur costs in establishing the Singapore Account and costs associated with either the retention or liquidation of the Portfolio Securities.

May I withdraw my Shares after I have tendered them for purchase and, if so, by when? (See Section 6, Withdrawal Rights")

Yes, you may withdraw your Shares at any time prior to 11:59 p.m., New York City time on the Expiration Date. A notice of withdrawal of Shares submitted in the Offer must be timely received by the Depositary and the notice must specify the name of the stockholder who submitted the Shares in the Offer, the number of Shares being withdrawn and, with respect to share certificates representing Shares submitted in the Offer that have been delivered or otherwise identified to the Depositary, the name of the registered owner if different from the person who submitted the Shares in the Offer. Withdrawn Shares can be again submitted in the Offer by following the procedures of the Offer before the Expiration Date (including any extension period). In addition, if the Fund has not yet accepted tendered Shares for payment, you may withdraw your Shares after 11:59 p.m. New York City time on April 11, 2012.

May I place conditions on my participation in the Offer?

No.

Is there a limit on the number of Shares I tender in the Offer? (See Section 1, "Terms of the Offer; Expiration Date")

No. You may tender some or all of the Shares you own. However, if the number of Shares tendered for purchase by all tendering stockholders exceeds the number of Shares which the Fund is offering to purchase, the Fund will purchase tendered Shares on a pro-rata basis. The Fund may, in its discretion, accept all Shares tendered by stockholders who own fewer than 100 Shares and tender all their Shares for purchase in this Offer, before pro-rating the Shares tendered by other stockholders. There can be no assurance that the Fund will be able to purchase all the Shares that you tender even if you tender all the Shares that you own.

Is there any reason Shares submitted in the Offer would not be accepted? (See Section 5, "Procedure for Participating in the Offer")

The Fund has reserved the right to reject any and all requests to participate in the Offer determined by the Fund in its sole discretion not to be in appropriate form. The Offer is not conditioned upon submission of a minimum number of Shares.

How will Shares tendered in the Offer be accepted for purchase? (See Section 5, "Procedure for Participating in the Offer")

Shares properly tendered in the Offer will be accepted for purchase by the determination of the Fund, in its sole discretion as described in this Offer to Repurchase. Once accepted, the Fund will transfer the Shares tendered to the Fund's custodian, Daiwa Securities Trust Company (the "Custodian").

When will the Portfolio Securities be transferred in exchange for Shares tendered in the Offer? (See Section 4, "Acceptance for Payment and Payment for Shares" and Section 9, "Factors to Consider Regarding Participation in the Offer")

As soon as the Shares properly tendered in the Offer and accepted for purchase have been transferred to the Custodian, the Custodian will then calculate the pro-rata portion of Portfolio Securities to be delivered to each participating stockholders' Singapore Account and the amount of cash to be paid to each participating stockholder. Once the calculation is complete, the Custodian will instruct the Fund's sub-custodian in Singapore, The Development Bank of Singapore Limited (the "Sub-Custodian"), to transfer the Portfolio Securities to the Singapore Accounts. All of these steps will be completed as soon as practicable after the Expiration Date. Assuming compliance with all applicable procedures of the Offer including establishment of the Singapore Account, the Portfolio Securities will be transferred to participating stockholders' Singapore Accounts as soon as practicable after the Expiration Date. However, certain factors could cause delays in the physical delivery and/or settlement of the Portfolio Securities in the Singaporean Accounts, and these delays could extend for a month or more. For example, any errors in the Singapore Account information provided by a participating stockholder will cause delays in the physical delivery of Portfolio Securities. The value of the Portfolio Securities may decrease or increase between the Expiration Date and the actual receipt of the Portfolio Securities in the Singapore Account. If you participate in the Offer and tender 2,500 or more Shares, you may receive Portfolio Securities and will be required to assume these market risks.

If the Sub-Custodian is unable to transfer the Portfolio Securities to a participating stockholder's Singapore Account for any reason, including the provision by a participating stockholder of insufficient or inaccurate information regarding the Singapore Account, such Portfolio Securities will be considered "unclaimed". Unclaimed Portfolio Securities will be temporarily held in a separate account with the Sub-Custodian for the benefit of such participating stockholder until the Sub-Custodian is able to transfer the Portfolio Securities to such participating stockholder's Singapore Account. The Fund is not responsible for the investment performance or market exposure of such Portfolio Securities. This account will be separate from any accounts which contain Fund assets, and there will be no further management of such Portfolio Securities by the Investment Manager. Portfolio Securities that remain unclaimed for extended periods of time may be forfeited to government authorities as required by any applicable abandoned property, escheat or similar laws, and none of the Fund, the Investment Manager, the Custodian or the Sub-Custodian will be liable to any participating stockholder for such unclaimed Portfolio Securities. You should carefully check that the payment instructions you provide are accurate and respond in a timely fashion to any correspondence from the Fund, the Depositary or the Information Agent requesting additional information after the Expiration Date.

Is my participation in the Offer a taxable transaction for U.S. federal income tax purposes? (See Section 14, "Federal Income Tax Consequences of the Offer")

For most stockholders, yes. The participation in the Offer by U.S. stockholders, other than those who are tax-exempt, will be a taxable transaction for U.S. federal income tax purposes, either as a sale or exchange, or, under certain circumstances, as a dividend. There may also be federal tax withholding. See Section 14 of the Offer to Repurchase for details, including the nature of any income or loss and the differing rules for U.S. and non-U.S. stockholders. Please consult your tax adviser as well.

May the Offer be extended? (See Section 16, "Extension of Tender Period; Termination; Amendments")

Yes. The Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. The Expiration Date is at 11:59 p.m., New York City time, on March 14, 2012, unless extended.

How do I obtain additional information? (See Section 19, "Contacting the Depositary and the Information Agent")

Questions and requests for assistance should be directed to the Information Agent, using the contact information below. Requests for additional copies of the Offer, the Letter of Transmittal and all other related documents should also be directed to the Information Agent. If you do not hold certificates for your Shares or if you are not the record holder of your Shares, you should obtain this information and the documents from your broker, commercial bank, trust company or other nominee, as appropriate.

The Depositary for the Offer is:

The Colbent Corporation
161 Bay State Road
Braintree, MA 02184

The Information Agent for the Offer is:

The Altman Group
One Grand Central Place, Suite 916
New York, NY 10165
Toll Free: 800-591-8254
Call Collect: 212-400-2605

1.  Terms of the Offer; Expiration Date

Upon the terms and conditions set forth herein, the Fund will accept for payment in-kind (and thereby purchase) up to 25% of the Fund's issued and outstanding Shares of common stock, or 2,499,192 Shares in the aggregate, validly tendered on or prior to 11:59 p.m., New York City time, on the Expiration Date and not withdrawn as permitted by Section 6. A stockholder may tender some or all of the Shares owned by the stockholder.

If the number of Shares properly tendered and not withdrawn prior to the Expiration Date exceeds the number of Shares which the Fund is offering to purchase, the Fund will, upon the terms and subject to the conditions of the Offer, purchase tendered Shares on a pro-rata basis. The Fund may, in its discretion, accept all Shares tendered by stockholders who own fewer than 100 Shares and tender all their Shares for purchase in this Offer, before pro-rating the Shares tendered by other stockholders. There can be no assurance that the Fund will be able to purchase all the Shares that you tender even if you tender all the Shares that you own.

If a stockholder decides against continuing to own Shares, consideration should be given to the relative benefits and costs of participating in the Offer. Except with respect to Small Tenderers, such relative costs and benefits include, but are not limited to, the requirement of establishing a Singapore Account, the risks of receiving the Portfolio Securities for which there may be less information available, and the costs and risks of disposing of the Portfolio Securities or retaining them, versus selling the Shares on the open market, such as a transaction on the NYSE, at the prevailing market price with the associated transaction costs, and receiving cash payment in U.S. dollars. See Section 9 of this Offer to Repurchase.

The Fund reserves the right in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. There can be no assurance, however, that the Fund will exercise its right to extend the Offer. If the Fund decides, in its sole discretion, to decrease the number of Shares being sought and, at the time that notice of such decrease is first published, sent or given to holders of Shares in the manner specified below, the Offer is scheduled to expire at any time earlier that the tenth business day from the date that such notice is first so published, sent or given, the Offer will be extended at least until the end of such ten business day period. During any extension, all Shares previously tendered and not withdrawn will remain subject to the Offer, subject to the right of a tendering stockholder to withdraw his or her Shares.

2.  Purpose of the Offer; Plans or Proposals of the Fund

The Board considered the Offer at meetings held on June 2, 2011, August 4, 2011, September 12, 2011, December 6, 2011 and February 1, 2012 and approved the Offer at a meeting held on February 1, 2012.

The Board previously has sought to address the discount to net asset value at which the Shares have traded in ways consistent with the best interests of stockholders and applicable regulatory requirements. The Board has considered a wide variety of strategies to address the discount. Past actions taken by the Board have included approving a policy to purchase Shares in the open-market under certain circumstances and efforts to increase publicity about the Fund.

In order to address the discount to net asset value at which the Shares trade, the Fund announced on June 3, 2011 that the Board had approved a Discount Management Policy. In accordance with the Discount Management Policy, if the Shares trade on the NYSE at an average discount from their net asset value by more than 9% during any fiscal quarter of the Fund (based on the reported closing price on the NYSE on each trading day during that fiscal quarter), the Board would consider a variety of measures to address the Fund's discount, including but not limited to, repurchasing outstanding Shares, reviewing the Fund's distribution policy and corporate actions or other measures which the Board may reasonably believe can assist in reducing the Fund's discount to net asset value. On that same date, the Fund announced that the Board had voted to approve in principle a one-time tender offer to repurchase up to 25% of the outstanding Shares at a price equal to 99% of the net asset value per Share value.

The Fund is making the Offer to provide stockholders with an alternative source of liquidity for their investment in Shares and as part of the Fund's ongoing efforts to provide additional value to stockholders. The Offer provides a means for stockholders wishing to sell a portion of their Shares to do so at a price close to net asset value per Share. In addition, the Fund has been advised by its tax counsel that, based on the past practice of and the policy rationale expressed by the Internal Revenue Service (the "IRS"), it is more likely than not that the Fund will not recognize gain or loss upon the distribution of Portfolio Securities pursuant to the Offer. Accordingly, to the extent that the Fund has unrealized gains in its portfolio at the time it is required to sell securities to pay the purchase price for the Offer, it is anticipated that, by giving Portfolio Securities to participating stockholders other than Small Tenderers and any other stockholders who receive cash and not Portfolio Securities in the Offer, the Fund and those stockholders who do not participate in the Offer will recognize less capital gain than would be incurred if the Fund was required to liquidate sufficient Portfolio Securities to pay all participating stockholders entirely in cash for their Shares.

The Board determined that it is in the best interests of the Fund and its stockholders to conduct the Offer as an in-kind repurchase offer, rather than a cash offer, with payment for any Shares repurchased in the Offer generally to be made in-kind through a pro-rata distribution of Portfolio Securities held by the Fund, because the benefits of greater participation by smaller stockholders associated with a cash offer were outweighed by the risk of the adverse tax consequences that would result if the Fund has unrealized gains in its portfolio at the time it is required to sell securities to pay the purchase price for the Offer.

The Board also considered the impact of the Offer on the Fund's smaller stockholders. The Board noted that the Fund's smaller stockholders were less likely to have an existing account capable of holding Singapore securities and therefore would be more likely to have to incur the costs of setting up a brokerage account if they were to receive Portfolio Securities in exchange for Shares in the Offer. Additionally, the Board noted that all stockholders receiving Portfolio Securities in exchange for Shares in the Offer would have to incur costs in selling the Portfolio Securities received in the Offer. These costs, as a percentage of the value of the Portfolio Securities sold, would be higher for those stockholders receiving smaller distributions of each Portfolio Security. The Board determined that paying cash with respect to Odd Lots of Portfolio Securities would ensure that the in-kind nature of the Offer would not place an undue burden on the Fund's smaller stockholders. In particular, the Board noted that Small Tenderers will not receive Portfolio Securities and will receive solely cash in exchange for their Shares in the Offer.

The Board believes that maintaining the Fund's closed-end structure provides the best means to achieve the Fund's primary investment objective of long-term capital appreciation. The Board believes that the recent performance of the Fund supports this view.

There can be no assurance that this Offer or any other actions taken by the Board will reduce or eliminate any market price discount from net asset value of the Shares. The market price of the Shares will also be determined by, among other things, the relative demand for and supply of the Shares in the market, the Fund's investment performance, the Fund's dividends and yield, and investor perception of the Fund's overall attractiveness as an investment as compared with other investment alternatives.

The Offer has been unanimously approved by the Board. However, none of the Fund, its executive officers, the Board, the Investment Manager or any other affiliate of the Fund, nor any issuer whose securities are distributed as proceeds of the offer makes any recommendation to any stockholder as to whether to tender Shares for repurchase or to refrain from tendering Shares. No person has been authorized to make any recommendation on behalf of the Fund, its Board or the Investment Manager as to whether stockholders should tender shares for repurchase pursuant to the offer or to make any representation or to give any information in connection with the offer other than as contained herein. If made or given, any such recommendation, representation or information must not be relied upon as having been authorized by the Fund, the Board or the Investment Manager. Stockholders are urged to evaluate carefully all information in this Offer to Repurchase and the related documents, consult their own investment and tax advisers and make their own decisions whether to tender their shares for repurchase or refrain from participating in the offer.

Any Shares repurchased by the Fund pursuant to the Offer will constitute authorized but unissued Shares and will be available for issuance by the Fund without further stockholder action (except as required by applicable law or the rules of national securities exchanges on which the shares are listed).

Except in connection with the operation of the Fund's dividend reinvestment plan, the Fund does not have any present plans or proposals and is not engaged in any negotiations that relate to or would result in: (a) any extraordinary transaction, such as a merger, reorganization or liquidation, involving the Fund or any of its subsidiaries; (b) other than in connection with transactions in the ordinary course of the Fund's operations and for purposes of funding the Offer, any purchase, sale or transfer of a material amount of assets of the Fund; (c) any material change in the Fund's present dividend policy, or indebtedness or capitalization of the Fund; (d) changes to the present Board or management of the Fund, including changes to the number or the term of members of the Board, the filling of any existing vacancies on the Board or changes to any material term of the employment contract of any executive officer; (e) any other material change in the Fund's corporate structure or business, including any plans or proposals to make any changes in the Fund's investment policy for which a vote would be required by Section 13 of the Investment Company Act of 1940, as amended (the "1940 Act"); (f) any class of equity securities of the Fund being delisted from a national securities exchange or ceasing to be authorized to be quoted in an automated quotations system operated by a national securities association; (g) any class of equity securities of the Fund becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act; (h) the suspension of the Fund's obligation to file reports pursuant to Section 15(d) of the Exchange Act; (i) the acquisition by any person of additional securities of the Fund, or the disposition of securities of the Fund; or (j) any changes in the Fund's Articles of Incorporation, By-Laws or other governing instruments or other actions that could impede the acquisition of control of the Fund. No other repurchase offers are presently contemplated, but the Board reserves the right to conduct repurchase offers in the future.

3.  Certain Conditions of the Offer

Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) the Fund's right to extend, amend or terminate the Offer at any time in its sole discretion, the Fund will not be required to accept for repurchase or, subject to the applicable rules and regulations of the Commission, including Rule 14e-1(c) under the Exchange Act, pay for, and may delay the acceptance of or payment for any tendered Shares, if:

(a)  the Fund is not able to procure Portfolio Securities for purposes of conducting the Offer in an orderly manner and consistent with the Fund's investment objective, policies, status as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable law, in order to provide sufficient consideration to repurchase Shares tendered pursuant to the Offer;

(b)  there shall be instituted, pending or threatened before any governmental entity or court any action, proceeding, application or claim, or there shall be any judgment, order or injunction sought or any other action taken by any person or entity, which restrains, prohibits or materially delays the making or consummation of the Offer, challenges the acquisition by the Fund of any shares pursuant to the Offer or the Board's fulfillment of its fiduciary obligations in connection with the Offer, seeks to obtain any material amount of damages in connection with the Offer, or otherwise directly or indirectly adversely effects the Offer or the Fund;

(c)  there shall have occurred (i) any general suspension of trading in or limitation on prices for securities on the NYSE, any other exchange on which the shares are traded or any other exchange on which Portfolio Securities held by the Fund are traded; (ii) any declaration of a banking moratorium or similar action materially adverse to the Fund by U.S. federal or state authorities or any foreign jurisdiction, or any suspension of payment material to the Fund by banks in the United States, the State of New York, or any other jurisdiction; (iii) any limitation having a material adverse effect on the Fund that is imposed by U.S. federal or state authorities, or by any governmental authority of any foreign jurisdiction, with respect to the extension of credit by lending institutions or the convertibility of foreign currencies; (iv) the commencement of war, armed hostilities, or any other international or national calamity directly involving the United States other than any such event which is currently occurring; or (v) any other event or condition which, in the judgment of the Board, would have a material adverse effect on the Fund if the Offer were consummated; or

(d)  the Board determines that effecting the Offer would be inconsistent with applicable legal requirements or would constitute a breach of the Board's fiduciary duties owed to the Fund or its stockholders.

The Board may modify these conditions in accordance with Section 18, subject to applicable legal and regulatory requirements. The Fund reserves the right, at any time during the pendency of the Offer, to amend, extend or terminate the Offer in any respect. (See Section 18.)

The foregoing conditions are for the Fund's sole benefit and may be asserted by the Fund regardless of the circumstances giving rise to any such condition (including any action or inaction of the Fund), and any such condition may be waived by the Fund, in whole or in part, at any time and from time to time in its reasonable judgment. The Fund's failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right; the waiver of any such right with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts or circumstances; and each such right is deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Fund concerning the events described in this Section 3 will be final and binding.

4.  Acceptance for Payment and Payment for Shares

Upon the terms and subject to the conditions of the Offer, the Fund will accept for payment in-kind, and will pay for, Shares validly tendered on or before the Expiration Date and not properly withdrawn in accordance with Section 6 of this Offer to Repurchase as soon as practicable after the Expiration Date. In all cases, payment for Shares tendered for purchase and accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of certificates for such Shares (unless such Shares are held in uncertificated form), a properly completed and duly executed Letter of Transmittal (or facsimile thereof), and any other documents required by the Letter of Transmittal, including any necessary tax forms. The Fund expressly reserves the right, in its sole discretion, to delay the acceptance for payment of, or payment for, Shares, in order to comply, in whole or in part, with any applicable law.

For purposes of the Offer, the Fund will be deemed to have accepted for payment Shares validly tendered and not withdrawn as of and when the Fund gives oral or written notice to the Depositary of its acceptance for payment of such Shares pursuant to the Offer. If any Shares tendered for purchase are not accepted for payment pursuant to the terms and conditions of the Offer for any reason, or are not paid because of an invalid submission, (i) certificates for such untendered Shares will be returned, without expense to the participating stockholder, as soon as practicable following expiration or termination of the Offer, (ii) Shares delivered pursuant to the Book-Entry Delivery Procedure (as defined in Section 5 below) will be credited to the appropriate account maintained with the appropriate Book-Entry Transfer Facility (as defined in Section 5 below), and (iii) uncertificated Shares held by the Fund's transfer agent pursuant to the Fund's dividend reinvestment plan will be returned to the dividend reinvestment plan account maintained by the transfer agent.

The sale proceeds of the Offer will be paid in a pro-rata portion of the Portfolio Securities except for (i) securities that, if distributed, would be required to be registered under the 1933 Act; (ii) securities issued by entities in countries that restrict or prohibit the holdings of securities by non-residents other than through qualified investment vehicles, or whose distribution would otherwise be contrary to applicable local rules and regulations; and (iii) certain portfolio assets, such as derivative instruments or repurchase agreements, that involve the assumption of contractual obligations, require special trading facilities, or can only be traded with the counterparty to the asset. In exchange for Shares accepted by the Fund for payment through the Offer, the Fund will pay cash with respect to fractional shares and/or Odd Lots of Portfolio Securities that would otherwise be received by participating stockholders and/or with respect to amounts attributable to any cash position (including short-term non-equity securities).

To avoid the potential burden on the Fund's stockholders resulting from receiving an amount of Portfolio Securities below conventional minimum trading thresholds in Singapore, the Fund will pay cash in lieu of Odd Lots of Portfolio Securities. The Fund expects that Small Tenderers would be allocated fewer than 1,000 shares with respect to each of the Portfolio Securities. Accordingly, Small Tenderers will not receive Portfolio Securities and will receive solely cash in exchange for their Shares in the Offer. Small Tenderers are therefore not required to establish a Singapore Account to participate in the Offer.

In determining that Small Tenderers will not receive Portfolio Securities and will receive solely cash in exchange for their Shares in the Offer, the Fund assumed that, in the aggregate, up to 25% of the Fund's issued and outstanding Shares will be properly tendered and not withdrawn prior to the Expiration Date. It is possible that more than 25% of the Fund's issued and outstanding Shares will be properly tendered and not withdrawn prior to the Expiration Date, in which case (due to the Fund's purchase of tendered Shares on a pro-rata basis described in Section 1 above) some participating stockholders tendering 2,500 or more Shares will likely also receive solely cash in exchange for their Shares in the Offer. Because it is impossible to predict the level of participation in the Offer prior to the Expiration Date, the Fund is requiring that all participating stockholders, other than Small Tenderers, provide the Fund with Singapore Account information, even though some participating stockholders who tender 2,500 or more Shares may not end up receiving Portfolio Securities.

Portfolio Securities distributed as proceeds for participation in the Offer will be valued on the Expiration Date in the same manner as they would be valued for the purposes of computing the Fund's net asset value. In the case of Portfolio Securities traded on a public securities market for which quotations are available, this means their last reported sales price on the exchange on which the securities are primarily traded (with respect to Portfolio Securities traded on the Main Board of the Stock Exchange of Singapore (the "SES") or on the

Stock Exchange of Singapore Dealing and Automated Quotation system, the last reported closing price), or, if the securities are not listed on an exchange or the national securities market, or if there is no such reported price, the average of the most recent bid and asked price (or, if no such asked price is available, the last quoted bid prices). The Portfolio Securities distributed to stockholders pursuant to the Offer will be limited to securities that are traded on a public securities market or for which quoted bid and asked prices are available. Other than the identification of the Portfolio Securities on the Expiration Date, the Fund will not be providing stockholders any further information about the Portfolio Securities.

Shares properly tendered in the Offer and accepted for purchase by the Fund, will be transferred to the Custodian. The Custodian will then calculate the pro-rata portion of Portfolio Securities to be delivered to each participating stockholders' Singapore Account and the amount of cash to be paid to each participating stockholder. Once the calculation is complete, the Custodian will instruct the Sub-Custodian to transfer the Portfolio Securities to the Singapore Accounts and to transfer the cash to the Fund's transfer agent, American Stock Transfer & Trust Company, for payment to the participating stockholders. All of these steps will be completed as soon as practicable after the Expiration Date.

The Portfolio Securities will be transferred to participating stockholders' Singapore Accounts and the cash portion of the purchase price will be paid to participating stockholders as soon as practicable after the Expiration Date. However, certain factors could cause delays in the payment of the payment of the cash portion of the purchase price and the physical delivery and/or settlement of the Portfolio Securities in the Singaporean Accounts, and these delays could extend for a month or more. For example, any errors in the Singapore Account information provided by a participating stockholder will cause delays in the physical delivery of Portfolio Securities.

If the Sub-Custodian is unable to transfer the Portfolio Securities to a participating stockholder's Singapore Account for any reason, including the provision by a participating stockholder of insufficient or inaccurate information regarding the Singapore Account, such Portfolio Securities will be considered "unclaimed." Unclaimed Portfolio Securities will be temporarily held in a separate account with the Sub-Custodian for the benefit of such participating stockholder until the Sub-Custodian is able to transfer the Portfolio Securities to such participating stockholder's Singapore Account. The Fund is not responsible for the investment performance or market exposure of such Portfolio Securities. This account will be separate from any accounts which contain Fund assets, and there will be no further management of such Portfolio Securities by the Investment Manager. Portfolio Securities that remain unclaimed for extended periods of time may be forfeited to government authorities as required by any applicable abandoned property, escheat or similar laws, and none of the Fund, the Investment Manager, the Custodian or the Sub-Custodian will be liable to any participating stockholder for such unclaimed Portfolio Securities. You should carefully check that the payment instructions you provide are accurate and respond in a timely fashion to any correspondence from the Fund, the Depositary or the Information Agent requesting additional information after the Expiration Date.

If the Fund is delayed in payment for, or is unable to accept for payment or pay for, Shares pursuant to the Offer for any reason, then, without prejudice to the Fund's rights under the Offer, the Depositary may, on behalf of the Fund, retain Shares tendered for purchase, and such Shares may not be withdrawn.

Participating stockholders may be required to pay brokerage fees to a U.S. broker, dealer, commercial bank, trust company or other nominee in order to participate in the Offer. Participating stockholders may also be subject to certain tax consequences as discussed in Section 14 of this Offer to Repurchase.

Stockholders tendering Shares in the Offer must ensure that all required information has been provided and is accurate. The Fund is not responsible for notifying stockholders of any inaccuracies or deficiencies in their submission and an invalid submission will result in the return of Shares tendered by a stockholder for purchase.

5.  Procedure for Participating in the Offer

A.  Proper Tender of Shares.

Stockholders having Shares that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee should contact such firm if they desire to participate in the Offer. For a stockholder to properly tender Shares pursuant to the Offer, (a) the Depositary must receive, prior to the Expiration Date, at the address set forth on the last page of this Offer to Repurchase, either (i) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, and any other documents required by the Letter of Transmittal including any required tax information and Annex II relating to the Singapore Account information, if required, or (ii) in the case of a book-entry transfer, an Agent's Message (as defined below) and DTC Election Form, and either the certificate for Shares must be transmitted to and received by the Depositary at its address set forth on the last page of this Offer to Repurchase or the participating stockholder must comply with the Book-Entry Delivery Procedure set forth in this Section 5, or (b) participating stockholders must comply with the Guaranteed Delivery Procedures set forth in this Section 5, in all cases prior to the Expiration Date.

Letters of Transmittal and certificates representing Shares tendered should NOT be sent or delivered to the Fund. Stockholders who do not have Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee may wish to contact one of these entities and deposit their shares with it and seek its assistance in submitting the documents (including the Singapore Account information, if required) for participation in the Offer.

Participating stockholders, other than Small Tenderers, must submit instructions as to brokerage or custodial arrangements entered into with appropriate Singaporean stock brokers or Singaporean banks (i.e., the Singapore Account) required in the transmittal documents in order to have validly tendered Shares for participation in the Offer. The forms for these instructions appear in the Letter of Transmittal and, in the case of brokers, dealers, commercial banks, trust companies or other nominees submitting shares on behalf of clients, on the DTC Delivery Election Form.

All stockholders are advised that certain brokers, dealers or other parties may require instructions and information that are in addition to what is currently required by the Fund pursuant to this Offer, in order for such firms to facilitate the stockholder's participation in the Offer. Additionally, stockholders other than Small Tenderers are advised that certain Singaporean securities brokers, custodians or depository agents, at which a participating stockholder establishes a Singapore Account, if required, may choose not to accept Offer proceeds on behalf of participating stockholder clients or may delay acceptance of proceeds until the additional instructions and confirmations are received from their participating stockholder clients. Accordingly, stockholders who wish to participate in the Offer are advised to consult with their broker, dealer, commercial bank, trust company or other nominee well in advance of the Expiration Date to ensure compliance with any additional informational requirements imposed by such firms.

All stockholders are also advised that the following representations are required of participants:

(1) if your tender of Shares and/or receipt of any Portfolio Securities has been executed through a broker-dealer, that broker-dealer (i) is licensed in the jurisdiction in which you reside and (ii) did not exercise trading authority or control over your decision to participate in this Offer (i.e., you instructed your broker to submit your Shares);

(2) none of the Fund, the Board, the Investment Manager, nor any issuer of Portfolio Securities has made any recommendations regarding your participation in the Offer and none has recommended your receipt of Portfolio Securities in exchange for Shares, either directly or in a manner that would bring their recommendations to your attention; and

(3) the Fund has not, in connection with this Offer, volunteered information to you concerning the issuers of Portfolio Securities.

The Fund's transfer agent holds Shares in uncertificated form for certain Fund stockholders pursuant to the Fund's dividend reinvestment plan. Stockholders may tender such Shares for purchase by completing the appropriate section of the Letter of Transmittal or Notice of Guaranteed Delivery.

The term "Agent's Message" means a message transmitted by a Book-Entry Transfer Facility (as defined in Part C below) to, and received by, the Depositary and forming a part of a Book-Entry Delivery Procedure (as defined in Part C below), which states that such Book-Entry Transfer Facility has received an express acknowledgement from the participant in such Book-Entry Transfer Facility who tendered the Shares for purchase that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Fund may enforce such agreement against such participant. DELIVERY OF DOCUMENTS TO THE BOOK-ENTRY TRANSFER FACILITY IN ACCORDANCE WITH THE BOOK-ENTRY TRANSFER FACILITY'S PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE DEPOSITARY.

Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder make it unlawful for any person, acting alone or in concert with others, to tender shares in a partial tender offer for such person's own account unless at the time of the tender, and at the time the shares are accepted for payment, the person tendering (i) has a net long position equal to or greater than the amount tendered in shares, and will deliver or cause to be delivered such shares for the purpose of tender to the person making the offer within the period specified in the offer and (ii) will deliver or cause the Shares to be delivered in accordance with the terms of the Offer. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

The acceptance of Shares for payment by the Fund will constitute a binding agreement between the tendering stockholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering stockholder's representations that (i) such stockholder has a net long position in the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act and (ii) the tender of such Shares complies with Rule 14e-4. By participating in the Offer, a tendering stockholder represents and warrants that such stockholder is not an "affiliated person" of the Fund within the meaning of Section 2(a)(3)(B) through (F) of the 1940 Act, or an "affiliated person" of such a person, and is not prohibited by the 1940 Act or the rules and regulations promulgated thereunder from participating in the Offer. The Fund is relying on an order from the Commission in permitting "affiliated persons" of the Fund within the meaning of Section 2(a)(3)(A) of the 1940 Act to participate in the Offer. See Subsection A of Section 15 below.

By tendering Shares in the Offer subject to, and effective upon, acceptance for payment of the Shares tendered in accordance with the terms and subject to the conditions of the Offer, in consideration of the acceptance for payment of such Shares in accordance with the terms of the Offer, the tendering stockholders will be deemed to sell, assign and transfer to, or upon the order of, the Fund all right, title and interest in and to all the Shares that are being tendered and that are being accepted for purchase pursuant to the Offer (and any and all dividends and distributions declared in respect of such Shares after the Expiration Date) and to irrevocably constitute and appoint the Depositary the true and lawful agent and attorney-in-fact of the tendering Stockholder with respect to such Shares (and any such dividends and distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) to (a) deliver certificates for such Shares (and any such dividends and distributions) or transfer ownership of such Shares (and any such dividends and distributions), together, in either such case, with all accompanying evidences of transfer and authenticity to or upon the order of the Fund, upon receipt by the Depositary, as the agent of the tendering stockholder, of the purchase price, (b) present such Shares (and any such dividends and distributions) for transfer on the books of the Fund, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares (and any such dividends and distributions), all in accordance with the terms of the Offer. Upon such acceptance for payment, all prior powers of attorney given by the tendering stockholder with respect to such Shares (and any such dividends and distributions) will, without further action, be revoked and no subsequent powers of attorney may be given by the tendering stockholder (and, if given, will not be effective).

By submitting the Letter of Transmittal, and in accordance with the terms and conditions of the Offer, the tendering stockholder also will be deemed to represent and warrant that: (a) the tendering stockholder has full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all dividends and distributions declared in respect of such Shares after the Expiration Date); (b) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the tendering stockholder will execute and deliver any additional documents deemed by the Depositary or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all dividends and distributions declared in respect of such Shares after the Expiration Date); and (d) the tendering stockholder has read and agreed to all of the terms of the Offer to Repurchase and the Letter of Transmittal.

B.  Signature Guarantees and Method of Delivery.

No signature guarantee is required on the Letter of Transmittal if (a) the Letter of Transmittal is signed by the registered holder(s) (which includes any participant in the Depositary Trust Company ("DTC") book-entry transfer facility whose name appears on DTC's security position listing as the owner of Shares) of Shares tendered, or (b) Shares are tendered for the account of a firm (an "Eligible Institution") which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a Stock Transfer Association approved medallion program (such as STAMP, SEMP or MSP). In all other cases, all signatures on the Letter of Transmittal must be guaranteed by an Eligible Institution. See Instructions 1 and 5 of the Letter of Transmittal.

If the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever.

If any of the Shares tendered are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

If any of the Shares tendered are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If the Letter of Transmittal or any certificates or stock powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, they should so indicate when signing, and proper evidence satisfactory to the Fund of their authority to act in such a fiduciary or representative capacity must be submitted. "Satisfactory" evidence is in the sole discretion of the Fund.

If the Letter of Transmittal is signed by the registered holder(s) of the Shares transmitted, no endorsements of certificates or separate stock powers are required unless proceeds from the Offer are to be sent to, or certificates for Shares which are not purchased are to be issued in the name of, a person other than the registered holder(s). Signatures on the certificates or stock powers must be guaranteed by an Eligible Institution.

If the Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s) for such Shares. Signatures on the certificates or stock powers must be guaranteed by an Eligible Institution.

C.  Book-Entry Delivery Procedure.

The Depositary will establish an account with respect to the Shares at DTC for purposes of the Offer within two business days after the date of this Offer to Repurchase ("Book-Entry Transfer Facility"). Any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make delivery of tendered Shares by causing (i) such Book-Entry Transfer Facility to transfer such Shares into the Depositary's account in accordance with such Book-Entry Transfer Facility's procedure for such transfer and (ii) a confirmation of receipt of such delivery to be received by the Depositary ("Book-Entry Delivery Procedure"). The Book-Entry Transfer Facility may charge the account of such financial institution for submitted Shares on behalf of stockholders. Notwithstanding that delivery of Shares may be effected in accordance with this Book-Entry Delivery Procedure, the DTC Delivery Election Form and the Authorization Instructions Form must be transmitted to and received by the Depositary at the address set forth on the last page of this Offer to Repurchase before the Expiration Date or the participating stockholder must comply with the Guaranteed Delivery Procedure set forth below (which requires submission of the Authorization Instructions Form).

Delivery of documents to a Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures does not constitute delivery to the Depositary for purposes of this Offer.

D.  Guaranteed Delivery Procedure.

If certificates for Shares are not immediately available or time will not permit the Letter of Transmittal and other required documents to reach the Depositary prior to the Expiration Date, Shares may be properly tendered provided that:

(i)  the submission is made by or through an Eligible Institution, as defined above;

(ii)  a properly completed and duly executed Notice of Guaranteed Delivery, DTC Delivery Election Form and the Authorization Instructions Form, substantially in the form provided by the Fund, is received by the Depositary by the Expiration Date; and

(iii)  the Share certificates evidencing all Shares, in proper form for transfer, or a Book-Entry confirmation, together with the Letter of Transmittal properly completed and executed with any required signature guarantees (or, in the case of a book-entry transfer, an Agent's Message) and any other documents required by the Letter of Transmittal, are received by the Depositary by 5:00 p.m., New York City time, on the third NYSE trading day after the date of receipt by the Depositary of a properly completed and duly executed Notice of Guaranteed Delivery.

The Notice of Guaranteed Delivery may be delivered by hand to the Depositary or transmitted by facsimile transmission or mailed to the Depositary and must include a guarantee by an Eligible Institution and a representation that the stockholder(s) on whose behalf the Notice of Guaranteed Delivery is being submitted owns the Shares tendered for repurchase within the meaning of, and that the tender of the Shares effected thereby complies with, Rule 14e-4 under the Exchange Act, each in the form set forth in such Notice of Guaranteed Delivery.

Notwithstanding any other provision hereof, purchase of Shares accepted for purchase pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) certificates for (or a timely receipt of confirmation with respect to) such Shares, (b) a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and (c) any other documents required by the Letter of Transmittal.

E.  Determination of Validity.

All questions as to the validity, form, eligibility (including time of receipt) and acceptance of Shares tendered for purchase will be determined by the Fund, in its sole discretion, and the determination will be final and binding. The Fund reserves the absolute right to reject any or all tenders determined not to be in appropriate form or to refuse to accept for payment, purchase or pay for any Shares if, in the opinion of the Fund's counsel, accepting, purchasing or paying for the Shares would be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer in whole or in part, or any defect in any tender, whether generally or with respect to any particular Share(s) or stockholder(s). Unless waived, any defects or irregularities in connection with a tender must be cured within such time as the Fund shall determine. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived. The Fund's interpretations of the terms and conditions of the Offer (including the Letter of Transmittal and instructions thereto) will be final and binding.

NONE OF THE FUND, THE INVESTMENT MANAGER, THE DEPOSITARY, THE INFORMATION AGENT, THE CUSTODIAN OR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF DEFECTS OR IRREGULARITIES, OR WAIVERS OF DEFECTS OR IRREGULARITIES IN A TENDER, AND NONE OF THE FOREGOING PERSONS WILL INCUR ANY LIABILITY FOR FAILURE TO DO SO.

THE METHOD OF DELIVERY OF ANY DOCUMENTS, INCLUDING SHARE CERTIFICATES, THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT THE OPTION AND SOLE RISK OF THE PARTICIPATING STOCKHOLDER. IF DOCUMENTS ARE SENT BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. Stockholders have the responsibility to cause: (a) the tender of their Shares for repurchase (in proper certificated or uncertificated form); (b) the timely delivery of a properly completed Letter of Transmittal (including original signature(s) and the original of any required signature guarantee(s)) or Agent's Message; and (c) the timely delivery of all other documents required by the Letter of Transmittal. Timely delivery is a condition precedent to acceptance of Shares for repurchase pursuant to the Offer and to payment of the Portfolio Securities.

Notwithstanding any other provision hereof, payment for Shares accepted for repurchase pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of Share certificates evidencing such Shares or a confirmation or a book-entry transfer of such Shares to the Depositary (if available), a Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s) or, in the case of a book-entry transfer, an Agent's Message, and any other documents required by the Letter of Transmittal.

F.  Federal Income Tax Withholding.

To prevent U.S. federal income tax backup withholding at a rate generally equal to 28% of the gross payments made pursuant to the Offer, each U.S. stockholder who has not previously submitted a correct, completed and signed Form W-9 to the Fund or does not otherwise establish an exemption from withholding must notify the Depositary of the stockholder's correct taxpayer identification number (or certify that the taxpayer is awaiting a taxpayer identification number) and provide certain other information by completing the Substitute Form W-9 included in the Letter of Transmittal. Certain U.S. stockholders (including, among others, all corporations) are not subject to these backup withholding requirements.

Non-U.S. stockholders who have not previously submitted a correct, completed and signed Form W-8BEN or Form W-8ECI to the Fund must submit a form to the Depositary in order to avoid backup withholding. For those stockholders, a copy of Form W-8BEN or Form W-8ECI is available upon request.

Failure to submit the documentation described above or establish an exemption necessary to prevent backup withholding will result in an invalid submission of shares for participation in the Offer and, accordingly, the stockholder's tendered shares will not be accepted for purchase.

For a discussion of certain other U.S. federal income tax consequences to participating stockholders, see Section 14 of this Offer to Repurchase.

6.  Withdrawal Rights

A tender of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Additionally, the amount of Shares tendered may be increased or decreased by the stockholder prior to the Expiration Date. In addition, if the Fund has not yet accepted tendered Shares for payment, you may withdraw your tendered Shares after 11:59 p.m. New York City time on April 11, 2012. After the Fund has accepted tendered Shares for payment, all tenders made pursuant to the Offer are irrevocable. Upon the terms and subject to the conditions of the Offer, the Fund expects to accept for payment properly tendered Shares promptly after the Expiration Date.

To be effective, a written notice of withdrawal must be timely received by the Depositary at one of its addresses set forth on the last page of this Offer to Repurchase. Any notice of withdrawal must specify the name of the person who executed the particular Letter of Transmittal or Notice of Guaranteed Delivery, the number of Shares to be withdrawn, and the names in which the Shares to be withdrawn are registered. Any signature on the notice of withdrawal must be guaranteed by an Eligible Institution. If certificates have been delivered to the Depositary, the name of the registered holder and the serial numbers of the particular certificates evidencing the Shares withdrawn must also be furnished to the Depositary. If Shares have been delivered pursuant to the Book-Entry Delivery Procedure set forth in Section 5 of this Offer to Repurchase, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Shares (which must be the same name, number and Book-Entry Transfer Facility from which the Shares were tendered for purchase, and must comply with the procedures of the Book-Entry Transfer Facility).

Prior to the Expiration Date, Shares that have been withdrawn may be submitted again if the necessary documents and procedures for the submission of Shares for participation in the Offer are followed as described in this Offer to Repurchase.

NONE OF THE FUND, THE BOARD, THE INVESTMENT MANAGER, THE INFORMATION AGENT, THE DEPOSITARY NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY NOTICE OF WITHDRAWAL, NOR SHALL ANY OF THEM INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

7.  Net Asset Value and Market Price Range of Shares; Dividends.

The Shares are traded on the NYSE. During each fiscal quarter of the Fund during the past two fiscal years, the high and low net asset value, and market price per share, as well as the closing net asset value and market price per share (as of the close of regular trading on the NYSE on the last day of each of the Fund's fiscal quarters) were as follows:

	Net Asset Value ($)			Market Price ($)
Fiscal Quarter Ended	High	Low	Close	High	Low	Close
April 30, 2010	$16.13	$14.27	$16.10	$15.20	$13.38	$14.83
July 31, 2010	$16.23	$14.94	$16.19	$15.15	$13.75	$14.95
October 31, 2010	$16.32	$11.76	$13.79	$15.21	$10.85	$12.60
January 31, 2011	$14.95	$13.73	$13.91	$13.66	$12.15	$12.17
April 30, 2011	$15.68	$13.54	$15.47	$14.01	$11.75	$13.69
July 31, 2011	$15.63	$13.46	$15.63	$14.27	$11.82	$13.98
October 31, 2011	$17.61	$15.24	$17.26	$16.82	$13.44	$16.31
January 31, 2012	$13.67	$11.74	$13.67	$12.96	$10.53	$12.76

The Shares have generally traded at a discount to the net asset value per Share. As of the close of business on February 7, 2012, the Fund's net asset value per Share was $13.87, and the high, low and closing prices per Share on the NYSE on that date were $13.10, $12.75 and $13.04, respectively. Prior to the expiration of the Offer, daily net asset value quotations can be obtained in the manner indicated on page ii of this Offer to Repurchase.

On December 30, 2009 the Fund paid a dividend of $0.26 per Share.

On December 30, 2010 the Fund paid a dividend of $1.85 per Share.

On December 28, 2011 the Fund paid a dividend of $0.43 per Share.

It is anticipated that no cash distribution will be declared by the Board with a record date occurring before the Expiration Date of the Offer and that, accordingly, holders of Shares purchased pursuant to the Offer will not receive any such distribution with respect to such Shares.

8.  Interest of Directors and Executive Officers; Transactions and Arrangements Concerning the Shares

The members of the Board are: Moritz A. Sell (Chairman), Martin J. Gruber, David G. Harmer, Richard J. Herring and Rahn K. Porter. Each member of the Board is considered an independent director and not an "interested person" of the Fund, as that term is defined in the 1940 Act.

The officers of the Fund are: Alan Goodson (President), John J. O'Keefe (Vice President, Treasurer and Secretary), Anthony Cambria (Chief Compliance Officer), Gary Marshall (Vice President), Jennifer Nichols (Vice President), Christian Pittard (Vice President), Hugh Young (Vice President), Megan Kennedy (Assistant Secretary), Leonard B. Mackey, Jr. (Assistant Secretary) and Andrea Melia (Assistant Treasurer).

Correspondence to the directors and officers of the Fund should be mailed to c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051.

The Directors and officers of the Fund and their associates (as that term is defined in Rule 12b-2 under the Exchange Act) and the aggregate number and percentage of Shares that each beneficially owns as of October 31, 2011 is set forth in the table below.

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors
Mr. Moritz A. Sell	1,000	.01%
Mr. Martin J. Gruber	2,765	.03%
Mr. David G. Harmer	1,000	.01%
Mr. Richard J. Herring	1,100	.01%
Mr. Rahn K. Porter	3,219	.03%

Name	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Officers
Mr. Alan Goodson	—	—
Mr. John J. O'Keefe	—	—
Mr. Anthony Cambria	—	—
Mr. Gary Marshall	—	—
Ms. Jennifer Nichols	—	—
Mr. Christian Pittard	—	—
Mr. Hugh Young	—	—
Ms. Megan Kennedy	—	—
Mr. Leonard B. Mackey, Jr.	—	—
Ms. Andrea Melia	—	—

Neither the Fund nor, to the best of the Fund's knowledge, any of the Fund's directors or officers, or associates (as such term is used in Rule 12b-2 under the Exchange Act) of any of the foregoing, has effected any transaction in Shares during the 60 days prior to the date of this Offer.

Except as set forth in this Offer, neither the Fund nor, to the best of the Fund's knowledge, any of its affiliates, Directors or officers, is a party to any agreement, contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer with respect to any Shares (including, but not limited to, any agreement, contract, arrangement, understanding or relationship concerning the transfer or the voting of any Shares, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations).

The Fund has been advised that none of the members of the Board or the Fund's officers intend to participate in the Offer.

9.  Factors to Consider Regarding the Decision to Participate in the Offer

The decision whether a Fund stockholder should participate in the Offer depends on the facts and circumstances of each Fund stockholder. The Fund suggests that stockholders consider the expenses associated with participation in the Offer, which, except with respect to Small Tenderers, include establishment of the Singapore Account and other related paperwork as well as the implications of owning Portfolio Securities.

Without consideration of any potential tax consequences to a stockholder of participation in the Offer, the actual per share expense to a stockholder of participation depends on a number of factors, including the number of Shares tendered, the varying expenses associated with establishing the Singapore Account and/or enlisting the assistance of a U.S. bank or broker which may charge clients a fee for submitting the documentation necessary for participation. Moreover, participating stockholders, other than Small Tenderers, may incur additional expenses following their participation in the Offer depending on whether they sell or retain the Portfolio Securities.

Participating stockholders may wish to retain any Portfolio Securities they receive in the Offer as an investment for the long-term. Participating stockholders may not have the means to effectively monitor, or monitor as efficiently as with a managed investment vehicle, the performance of the Portfolio Securities, and the Portfolio Securities would be subject to the typical investment risks associated with foreign investments in developing markets. In addition, information regarding the Singaporean companies that comprise the Portfolio Securities may not be as current as information provided by U.S. public companies. Singaporean public companies are subject to less stringent disclosure standards and regulatory oversight than U.S. companies. There also may be additional future expenses participating stockholders incur in retaining the Portfolio Securities. If participating stockholders receive Portfolio Securities and then determine to liquidate the Portfolio Securities, participating stockholders would be subject to investment and currency risks as well as additional expenses and tax consequences associated with liquidation of the Portfolio Securities. Stockholders are encouraged to consult with their financial and tax advisers regarding these issues.

Participating stockholders may experience a delay in the re-registration of any Portfolio Securities received as proceeds from the Offer due to the process of transferring title and verification of Singapore Account information. Participating stockholders who are not Fund stockholders of record, but instead hold and present their Shares in the name of a broker, dealer, financial institution or other nominee, will receive the Portfolio Securities to which they are entitled in the name of their broker, dealer, financial institution or other nominee. It will be the responsibility of such brokers, dealers, financial institutions or other nominees to calculate and distribute or credit either fractional shares or cash in respect of fractional shares, at their election, to their clients' accounts. Participating stockholders will have to confirm that the correct number of Portfolio Securities has been credited to the participating stockholders by the participating stockholder's broker or agent. The Fund anticipates publishing the identity of the Portfolio Securities via press release and the Fund's web site on or about the Expiration Date.

All stockholders are advised that certain brokers, dealers, or other parties may require instructions and information that are in addition to what is currently required by the Fund pursuant to this Offer, in order for such firms to facilitate the stockholder's participation in the Offer. Additionally, stockholders other than Small Tenderers are advised that certain Singaporean securities brokers, custodians or depository agents, at which a participating stockholder establishes a Singapore Account, if required, may choose not to accept Offer proceeds on behalf of participating stockholder clients or may delay acceptance of proceeds until the additional instructions and confirmations are received from their participating stockholder clients. Accordingly, stockholders who wish to participate in the Offer are advised to consult with their broker, dealer, commercial bank, trust company or other nominee well in advance of the Expiration Date to ensure compliance with any additional informational requirements imposed by such firms.

A participating stockholder's broker may charge a processing fee for assistance in transmitting the required documentation for participation in the Offer to the Depositary and a participating stockholder that is not a Small Tenderer may incur expenses associated with establishment of the Singapore Account to receive the Portfolio Securities plus fees, expenses and brokerage commissions associated with the disposal or retention of such Portfolio Securities.

Under no circumstances will the Fund pay interest to participating stockholders for Shares purchased regardless of any delay in making payment therefor. Participating stockholders will not be obligated to pay the Fund brokerage commissions or fees in connection with their demand to purchase Shares, although a participating stockholder's broker may charge a processing fee for assistance in transmitting the required documentation for participation in the Offer to the Depositary and a participating stockholder that is not a Small Tenderer may incur expenses associated with establishment of the Singapore Account to receive the Portfolio Securities plus fees, expenses and brokerage commissions associated with the disposal or retention of such Portfolio Securities.

The value of the Portfolio Securities may decrease or increase between the Expiration Date and the actual receipt of any Portfolio Securities in the Singapore Account. If you participate in the Offer and tender 2,500 or more Shares, you may receive Portfolio Securities and will be required to assume these market risks.

NONE OF THE FUND, ITS EXECUTIVE OFFICERS, THE BOARD, THE INVESTMENT MANAGER OR ANY OTHER AFFILIATE OF THE FUND, NOR ANY ISSUER WHOSE SECURITIES ARE DISTRIBUTED AS PROCEEDS OF THE OFFER MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER SHARES FOR REPURCHASE OR TO REFRAIN FROM TENDERING SHARES. NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE FUND, THE BOARD OR THE INVESTMENT MANAGER AS TO WHETHER STOCKHOLDERS SHOULD TENDER SHARES FOR REPURCHASE PURSUANT TO THE OFFER OR TO MAKE ANY REPRESENTATION OR TO GIVE ANY INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN AS CONTAINED HEREIN. IF MADE OR GIVEN, ANY SUCH RECOMMENDATION, REPRESENTATION OR INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE BOARD OR THE INVESTMENT MANAGER. STOCKHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THIS OFFER TO REPURCHASE AND THE RELATED DOCUMENTS, CONSULT THEIR OWN INVESTMENT AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER TO TENDER THEIR SHARES FOR REPURCHASE OR REFRAIN FROM PARTICIPATING IN THE OFFER.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) stockholders residing in any jurisdiction in which the making of the Offer or its acceptance would not be in compliance with the laws of such jurisdiction. The manner of payment of proceeds may be adjusted to accommodate restrictions in certain jurisdictions. To the extent that the securities laws of any jurisdiction would require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

These documents are issued by the Fund and to the extent that they are deemed to constitute a financial promotion capable of having effect in the United Kingdom they have been approved by Aberdeen Asset Managers Limited, an affiliate of the Investment Manager, for the purpose of the Financial Services and Markets Act 2000 of the United Kingdom. Aberdeen Asset Managers Limited is authorized and regulated by the Financial Services Authority (FRN: 121891) and is registered in Scotland in the United Kingdom, no. 108419 and its registered office is at 10 Queens Terrace, Aberdeen, Scotland AB10 1YG.

A.  The Singapore Account

Stockholders who participate in the Offer must comply with the terms of the Offer which, except with respect to Small Tenderers, includes establishment or availability of the Singapore Account, submission of information regarding the Singapore Account, and submission of information necessary for tax purposes. Participating stockholders who are not Small Tenderers must provide information regarding the Singapore Account where Portfolio Securities may be transferred. Establishing and maintaining the Singapore Account may entail additional expenses that should be considered when determining whether participation in the Offer represents the best method to realize the value of the stockholder's investment in the Fund. Furthermore, the Singapore Account may be subject to different procedures, laws and risks than a U.S. brokerage account. All stockholders are advised that certain brokers, dealers or other parties may require instructions and information that is in addition to what is currently required by the Fund pursuant to this Offer for the Singapore Account, in order for such firm to facilitate the stockholder's participation in the Offer. Certain Singaporean securities brokers or custodians, at which a participating stockholder establishes a Singapore Account, may choose not to accept Offer proceeds on behalf of participating stockholder clients or may delay acceptance of proceeds until the additional instructions and confirmations are received from their participating stockholder clients. Accordingly, stockholders who wish to participate in the Offer and tender 2,500 or more Shares are advised to consult with their broker, dealer, commercial bank, trust company or other nominee well in advance of the Expiration Date to ensure compliance with any additional informational requirements imposed by such firms.

B.  Investing in Foreign Securities

Other than with respect to Small Tenderers, the decision to participate in the Offer and retain the Portfolio Securities represents a direct investment in the securities of Singaporean issuers. Participating stockholders who are not Small Tenderers should be aware of the risks of such a direct investment and the potential difficulties of managing a portfolio of foreign securities.

Investment in Singaporean securities involves special considerations and risks that are not normally associated with investments in U.S. securities, including, but not limited to: (1) lesser liquidity and smaller market capitalization of the Singaporean securities markets; (2) less stringent disclosure requirements, less available information regarding Singaporean public companies and less active regulatory oversight of Singaporean public companies; (3) political and economic risks such as the risks of expropriation, confiscation, nationalization, the enactment of prohibitions on the repatriation of investment capital and greater social, political and economic instability; and (4) fluctuations in the rate of exchange between the Singapore dollar and the U.S. dollar and costs of currency exchange.

Market Illiquidity; Volatility. Securities of Singapore companies are principally traded on the Main Board of the SES. The SES is relatively small as compared to stock exchanges in the United States. At December 31, 2011, there were 773 Singapore companies listed on the SES. The market capitalization of the SES as of December 31, 2011 amounted to approximately U.S.$598 billion, and the dollar value of daily trading activity averaged U.S. $1.16 billion during the year ended December 31, 2011. At December 31, 2011, the 30 largest companies by market capitalization accounted for approximately 59% of the total market capitalization of Singapore companies listed on the SES. In addition, trading on the SES is concentrated. Approximately 81% of the total traded volume of the SES during December 2011 was produced by 50 issuers. The relatively small market capitalization of, and trading volume on, the SES may cause the Fund's investments in SES-listed securities to be comparatively less liquid and subject to greater price volatility than comparable domestic investments. There is a risk that the Fund's investments and the Portfolio Securities may experience a decrease in value following the Offer depending on stockholder participation in the Offer and whether participating stockholders choose to dispose of the Portfolio Securities shortly after the Offer. Because of the size of the Fund and the characteristics of the Singapore securities market, if stockholders participate in the Offer and choose to liquidate the Portfolio Securities shortly after they receive them, there could be an adverse impact on the Singapore securities market and the market prices of the Portfolio Securities and the Fund's other investments, which risk affects both participating and non-participating stockholders.

Singaporean Securities Laws and Accounting Rules. Singapore accounting, auditing, financial and other reporting standards are not equivalent to U.S. standards and, therefore, certain material disclosures may not be made, and less information may be available to, persons investing in Singapore than in the United States. There is also generally less regulation by governmental agencies and self-regulatory organizations with respect to the securities industry in Singapore than in the United States. U.S. holders of Portfolio Securities may also experience difficulties enforcing U.S. laws or obtaining service of process against the issuers of the Portfolio Securities.

Current Market Conditions; Singapore Economic and Political Factors. Recent developments in the U.S. and foreign financial markets illustrate the current environment is one of extraordinary and possibly unprecedented uncertainty. The Singapore economy is particularly dependent on external trade. As a result, it is particularly vulnerable to external influences, including downturns in the economies of its trading partners, as well as worldwide economic downturns and protectionist sentiments among its trading partners. Additionally, investments in foreign markets, including Singapore, involve certain risks and special considerations not typically associated with investments in the United States, such as greater government control over the economy, political and legal uncertainty and the risk of nationalization or expropriation of assets.

Exchange Rate Fluctuations; Costs of Currency Exchange. The Portfolio Securities are denominated in Singapore dollars. The value of such Portfolio Securities may be adversely affected by changes in the value of the Singapore dollar relative to the U.S. dollar. As a result, the Portfolio Securities must increase in market value at a rate in excess of the rate of any decline in the value of the Singapore dollar against the U.S. dollar in order to avoid a decline in their equivalent U.S. dollar value. During the year ended December 31, 2011, the value of the Singapore dollar has increased 1% against the U.S. dollar. There are also costs associated with converting Singapore dollars to U.S. dollars as foreign exchange dealers realize a profit based on the difference between the prices at which they are buying and selling various currencies

C.  Other Factors

Managing and Retaining the Portfolio Securities as an Investment. In addition to the risk factors discussed above, participating stockholders who are not Small Tenderers and desire to retain the Portfolio Securities as part of their investment portfolio should consider whether they have the ability to actively manage a portfolio of foreign securities. Stockholders may have invested in the Fund for exposure to the Singaporean securities market with the assistance of a professional portfolio manager familiar with that market. Stockholders may not have access to the information and experience necessary to effectively manage the Portfolio Securities and may incur losses from holding the Portfolio Securities as an investment.

Entitlement to Dividends. Stockholders participating in the Offer will receive any dividends declared by any of the Fund's portfolio companies between the Expiration Date and the time that proceeds are paid.

Tax Consequences of Participating and Retaining or Disposing of Portfolio Securities. Participation in the Offer generally is a taxable event for a participating stockholder. Additionally, the disposition of any Portfolio Securities represents a separate taxable event and a stockholder will recognize a taxable gain or loss at the time of sale based upon the difference in the value of any Portfolio Securities received and the value of the Portfolio Securities at their time of sale.

Depending on the level of participation in the Offer, the liquidity of Shares is likely to decrease and the Fund's expense ratio is likely to increase because there will be fewer Shares issued and outstanding as a result of the Offer. The Fund has been advised that the Investment Manager does not anticipate that its investment strategy and the Fund's investment objective will be materially affected by the Offer.

Fund stockholders who desire to sell their Shares should evaluate these factors and their own particular situation to determine if it is administratively easier and less costly to sell their Shares on the NYSE.

NONE OF THE FUND, ITS EXECUTIVE OFFICERS, THE BOARD, THE INVESTMENT MANAGER OR ANY OTHER AFFILIATE OF THE FUND, NOR ANY ISSUER WHOSE SECURITIES ARE

DISTRIBUTED AS PROCEEDS OF THE OFFER MAKES ANY RECOMMENDATION TO ANY STOCKHOLDER AS TO WHETHER TO TENDER SHARES FOR REPURCHASE OR TO REFRAIN FROM TENDERING SHARES, AND NONE OF SUCH PERSONS HAS AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. STOCKHOLDERS ARE URGED TO EVALUATE CAREFULLY ALL INFORMATION IN THIS OFFER TO REPURCHASE AND THE RELATED DOCUMENTS, CONSULT THEIR OWN FINANCIAL AND TAX ADVISERS AND MAKE THEIR OWN DECISIONS WHETHER OR NOT TO PARTICIPATE.

THE FUND HAS BEEN ADVISED THAT NO DIRECTOR OR OFFICER OF THE FUND INTENDS TO PARTICIPATE IN THE OFFER.

10.  Source and Amount of Funds

The actual cost to the Fund cannot be determined at this time because the number of Shares to be purchased will depend on the number tendered, and the purchase price will be determined on the business day immediately following the Expiration Date. The total cost to the Fund of purchasing 25% of its issued and outstanding Shares pursuant to the Offer would be approximately $34.3 million (based on 99% of the Fund's total net asset value on February 7, 2012). The consideration which participating stockholders will receive under the terms of the Offer consists of pro-rata portions of Portfolio Securities, subject to adjustment for Odd Lots and fractional shares, and cash held by the Fund (together with the Portfolio Securities, the "Consideration"), as described above. The portion of the purchase price that the Fund will pay in cash and Portfolio Securities, respectively, cannot be determined at this time because the number of Odd Lots will depend on, among other factors, the number of Shares tendered by each participating stockholder and the Portfolio Securities held by the Fund when the Offer expires.

No funds are expected to be borrowed, directly or indirectly, for the purpose of the Offer. There are no alternative financing arrangements or alternative financing plans. There are no material conditions to the availability of the Consideration for the purposes of this Offer, except as set forth herein. See Section 3.

As of February 7, 2012, approximately 98.63% of the Fund's net investment assets were invested in Portfolio Securities. The Portfolio Securities to be received by participating stockholders may differ substantially from those held by the Fund on February 7, 2012. The Fund will value the Portfolio Securities to be distributed to stockholders in the same manner the Fund uses to compute its net asset value.

The Fund expects to raise the cash portion of the Consideration by selling its securities. The selection of which securities to sell will be made by the Investment Manager taking into account, among other factors, management of capital gains recognition, investment merit, relative liquidity and applicable investment restrictions and legal requirements.

Because a portion of the purchase price for the Offer will be paid in Portfolio Securities, the Fund expects to be less impacted by effects typically associated with a cash tender offer including the attendant risks of declining net asset value because of significant market pressure to dispose of securities, increased Fund brokerage and related transaction expenses, and the realization of capital gains by the Fund accompanying the liquidation of Portfolio Securities for cash.

Nevertheless, as noted above, the Fund will be required to sell some Portfolio Securities to raise the cash portion of the purchase price for the Offer. Generally, if the Fund's tax basis for the securities sold is less than the sale proceeds, the Fund will realize capital gains. The Fund would expect to distribute any such gains (reduced by capital losses realized during the current fiscal year, if any) on or prior to December 31, 2012. This realization and distribution of gains, if any, could have two negative U.S. federal income tax consequences: first, stockholders at the time of a declaration of distributions would be required to pay taxes on a greater amount of capital gain distributions than otherwise would be the case; and second, in order to raise cash to make the distributions, the Fund may need to sell additional Portfolio Securities, thereby possibly being forced to realize additional capital gains.

As of October 31, 2011, the Fund had net unrealized appreciation on investments, excluding short-term securities, of $17,003,497, and $0 of capital loss carryforwards that for tax purposes could offset any future gains realized. It is impossible to predict what the amount of unrealized gains or losses will be in the Fund's portfolio at the time that the Fund is required to sell securities to pay the purchase price for the Offer (and hence the amount of capital gains or losses that would be realized). To the extent that the Fund has unrealized gains in its portfolio at the time it is required to sell securities to pay the purchase price for the Offer, it is anticipated that, by giving Portfolio Securities to participating stockholders other than Small Tenderers and any other stockholders who receive cash and not Portfolio Securities in the Offer, the Fund and those stockholders who do not participate in the Offer will recognize less capital gain than would be incurred if the Fund was required to liquidate sufficient Portfolio Securities to pay all participating stockholders entirely in cash for their Shares.

The purchase of Shares pursuant to the Offer will have the effect of increasing the proportionate interest in the Fund of nonparticipating stockholders and reducing the net assets of the Fund. The reduced net assets of the Fund as a result of the Offer will result in a higher expense ratio for the Fund. Additionally, a reduction in the number of Shares issued and outstanding may reduce the liquidity and the depth of the trading market for the Shares. All Shares purchased by the Fund pursuant to the Offer will be cancelled. Shares submitted in the Offer will not be counted for purposes of any Fund events with a record date after the Expiration Date.

In addition, there is a risk that the Fund's investments and the Portfolio Securities may experience a decrease in value following the Offer depending on the level of participation in the Offer and whether participating stockholders choose to dispose of the Portfolio Securities shortly after the Offer.

Participation in the Offer will also have certain tax consequences, risks and expenses as further discussed below.

See the chart below for pro forma information regarding the effect of the Offer on the Fund's total net assets and total shares outstanding.

PRO FORMA CAPITALIZATION (1)

	As of February 7, 2012	Adjustment for Purchase at $13.73 Per Share (2) Assuming Purchase of 25% of Outstanding Shares	Pro Forma as Adjusted
Total net assets	$138,616,425	$34,313,906	$104,302,519
Shares outstanding	9,996,766	2,499,192	7,497,574
Net Asset Value per Share (3)	$13.87	$0.04	$13.91

(1)  This table assumes repurchase by the Fund of 2,499,192 Shares, equal to 25% of the Fund's outstanding Shares as of February 7, 2012, but does not reflect expenses incurred by the Fund in connection with the offer.

(2)  This amount represents 99% of the Fund's net asset value per Share as of February 7, 2012. Shares repurchased pursuant to the Offer will be purchased at a price equal to 99% of the net asset value per Share as of the close of regular trading on the NYSE on the business day immediately following the Expiration Date, which may be more or less than $13.73 per Share, and the pro forma net asset value per Share also may be more or less than that shown above.

(3)  The net asset value per Share of the Fund is determined as of the close of regular trading on the NYSE by dividing the total assets of the Fund, less all liabilities, by the total number of Shares outstanding.

11.  Selected Financial Information

The table below is intended to help you understand the financial performance of the Fund. This information, except as indicated, has been derived from audited financial statements of the Fund. The Fund's audited financial statements appearing in the Fund's annual report to shareholders for the years ended October 31, 2010 and October 31, 2011, including accompanying notes thereto, are incorporated herein by reference. The annual reports may be obtained without charge by writing to the Information Agent at One Grand Central Place, Suite 916, New York, NY 10165, by calling 800-591-8254 (toll free) or 212-400-2605 (collect call) or on the Internet at www.sec.gov or at www.aberdeensgf.com. The summary of selected financial information set forth below is qualified in its entirety by reference to such statements and the financial information, the notes thereto and related matters contained therein.

SUMMARY OF SELECTED FINANCIAL INFORMATION

	For the Years Ended October 31,
	2011	2010
Per Share Increase (Decrease) in Net Assets from Operations:
Net asset value, beginning of year	$17.26	$13.85
Net investment income (a)	0.16	0.15
Net realized and unrealized gains (losses) on investments and foreign currency transactions	(1.75)	3.52
Net increase (decrease) in net asset value resulting from operations	(1.59)	3.67
Less: Dividends and Distributions to Stockholders:
Net investment income	(0.28)	(0.26)
Net realized gains on investments and foreign currency transactions	(1.57)	—
Total dividends and distributions to stockholders	(1.85)	(0.26)
Dilutive effect of dividend reinvestment	(0.03)	—
Net asset value, end of year	$13.79	$17.26
Per share market value, end of year	$12.60	$16.31
Total investment return: (b)
Based on market price at beginning and end of year, assuming reinvestment of dividends	(13.19)%	33.59%
Based on net asset value at beginning and end of year, assuming reinvestment of dividends	(10.22)%	27.08%
Ratios and supplemental data:
Net assets, end of year (in millions)	$137.5	$163.9
Ratios to average net assets of:
Expenses, excluding tax applicable to net investment income	1.83%	1.76%
Expenses, including tax applicable to net investment income	1.84%	1.79%
Net investment income	1.03%	1.03%
Portfolio turnover rate	76.41%	69.34%

(a)  Calculated based on average shares outstanding.

(b)  Total investment return based on market value is calculated assuming that Shares were purchased at the closing market price as of the beginning of the year, dividends, capital gains and other distributions were reinvested as provided for in the Fund's dividend reinvestment plan and then sold at the closing market price per share on the last day of the year. The computation does not reflect any sales commission investors may incur in purchasing or selling Shares. The total investment return based on the net asset value is similarly computed except that the Fund's net asset value is substituted for the closing market value.

12.  Certain Information About the Fund

The Fund is a closed-end, non-diversified management investment company registered under the 1940 Act and is organized as a Maryland corporation. The Fund first issued Shares to the public on July 31, 1990. Its Shares trade on the NYSE under the symbol "SGF". As a closed-end investment company, the Fund differs from an open-end investment company (i.e., a mutual fund) in that it does not redeem its Shares at the election of a stockholder and does not continuously offer its Shares for sale to the public.

The Fund's investment objective is to seek long-term capital appreciation through investment primarily in Singapore equity securities. Under normal circumstances, the Fund invests at least 80% of its net assets in Singapore equity securities. "Singapore equity securities" is defined as common stock, preferred stock (including convertible preferred stock), warrants and convertible debt securities of companies: (i) traded principally on the SES or on the Stock Exchange of Singapore Dealing and Automated Quotation system; (ii) that derive 50% or more of their total revenue from goods produced, sales made or services performed in Singapore; or (iii) that are organized under the laws of, and with a principal office in, Singapore, which securities (including American Depositary Receipts therefor) are publicly traded on recognized securities exchanges outside Singapore or are not listed or traded on a stock exchange (provided that any such company is not a new start-up and intends to seek a listing on the SES or other organized stock exchange within a reasonable period (i.e., three to five years) of the date of such investment).

Except as described below with respect to investments made for cash management purposes, the portion of the Fund's assets not invested in Singapore equity securities is, under normal circumstances, invested in (a) equity securities of companies located in other countries in the ASEAN Group (Brunei, Cambodia, Indonesia, Laos, Malaysia, Myanmar, the Philippines, Thailand and Vietnam), (b) equity securities of companies a majority of whose assets are located in, or a majority of whose revenues are derived from activities in, countries in the ASEAN Group, regardless of the country of organization of such companies, or (c) convertible debt securities of companies in whose equity securities the Fund may invest.

For cash management purposes, the Fund invests an amount necessary to meet its operating expenses in certain short-term debt securities. In addition, during periods in which the Investment Manager believes changes in economic, financial or political conditions make it advisable, the Fund may for temporary defensive purposes reduce its holdings in equity securities and invest in certain short-term debt securities or hold cash. The short-term debt securities in which the Fund may invest consist of (a) obligations of the United States or Singapore governments, their respective agencies or instrumentalities (including repurchase agreements with respect to these securities); (b) bank deposits and bank obligations (including certificates of deposit, time deposits and bankers' acceptances) of U.S., Singapore or other ASEAN Group country banks denominated in any currency; (c) floating rate securities and other instruments denominated in any currency issued by (i) international development agencies, and (ii) other Southeast Asian governments and their agencies and instrumentalities; and (d) short-term debt obligations of U.S., Singapore or other Southeast Asian corporations meeting the Fund's credit quality standards.

As of February 7, 2012, approximately 98.63% of the Fund's net assets were invested in Singapore equity securities. The SES is the primary trading market for the Singapore equity securities held by the Fund. The balance of the Fund's net assets were in the form of time deposits and other cash equivalents. The Fund held no preferred securities, warrants or convertible debt securities of Singapore issuers as of that date.

The principal executive offices of the Fund are located at c/o Daiwa Securities Trust Company, One Evertrust Plaza, 9th Floor, Jersey City, New Jersey 07302-3051 (telephone number: (201) 915-3054).

13.  Additional Information

The Fund is subject to the information and reporting requirements of the 1940 Act and in accordance therewith is obligated to file reports and other information with the Commission relating to its business, financial condition and other matters. The Fund has also filed an Issuer Tender Offer Statement on Schedule TO with the Commission. Such reports and other information are available for inspection at the public reference room at the Commission's office, 100 F Street, N.E., Washington, D.C. 20549. Copies may be obtained, by mail, upon payment of the Commission's customary charges, by writing to its principal office at 100 F Street, N.E., Washington, D.C. 20549. Such reports and other information are also available, free of charge, on the Commission's web site (www.sec.gov).

14.  Federal Income Tax Consequences of the Offer

The following discussion is a general summary of the material U.S. federal income tax consequences that may be relevant to a stockholder if the Offer is completed as described herein. This summary is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a stockholder. This summary is based upon provisions of the Code, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, which change could be retroactive. This summary applies only to stockholders in whose possession shares are capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances. In addition, some stockholders, such as insurance companies, tax-exempt persons, financial institutions, regulated investment companies, dealers or traders in securities or commodities, persons who hold Shares as a position in a "straddle" or as part of a "hedge," "conversion transaction," or other integrated investment or persons whose functional currency is other than the U.S. dollar, may be subject to different rules not discussed below. In addition, this summary does not address any state, local or non-U.S. tax considerations that may be relevant to a stockholder's decision to tender Shares pursuant to the Offer.

You should consult your own tax adviser for a complete description of the tax consequences to you arising from participation in the Offer, including potential state, local and non-U.S. taxation by taxing jurisdictions of which you are a resident or domiciliary.

A.  Tendering U.S. Stockholders. For purposes of the discussion below, a "U.S. Stockholder" is a beneficial owner of Shares that for U.S. federal income tax purposes is: a citizen or individual resident of the United States; a corporation created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia; or a trust or estate the income of which is subject to U.S. federal income taxation regardless of its source. Under current federal income tax law, the receipt of Portfolio Securities for Shares by a U.S. Stockholder pursuant to the Offer will generally be a taxable transaction.

A U.S. Stockholder who tenders its Shares will receive either "exchange treatment" or "dividend treatment" with respect to any Portfolio Securities it receives in the Offer. Except as discussed below, a U.S. Stockholder will generally recognize capital gain or loss on a tender of Shares if the exchange: results in a "complete termination" of all such U.S. Stockholder's interest in our Shares; results in a "substantially disproportionate" redemption with respect to such U.S. Stockholder; or is "not essentially equivalent to a dividend" with respect to the U.S. Stockholder. Each of these tests, referred to as the "Section 302 tests", is explained in more detail below. In applying the Section 302 tests, a U.S. Stockholder must take account of our Shares that such U.S. Stockholder constructively owns under attribution rules, pursuant to which the U.S. Stockholder will be treated as owning Shares owned by certain family members (except that in the case of a "complete termination" a U.S. Stockholder may, under certain circumstances, waive attribution from family members) and related entities and Shares that the U.S. Stockholder has the right to acquire by exercise of an option.

If one of the following tests is satisfied with respect to a U.S. Stockholder pursuant to the Offer the U.S. Stockholder will be treated as selling or exchanging the redeemed Shares giving rise to capital gain or loss.

Complete Termination Test. A U.S. Stockholder's tender of Shares pursuant to the Offer will result in a "complete termination" of the U.S. Stockholder's interest in our Shares if the U.S. Stockholder does not directly or constructively own any of our Shares, all of the Shares that are actually owned by the U.S. Stockholder are tendered and accepted for tender, and all of the Shares that are constructively owned by the U.S. Stockholder, if any, are tendered and accepted for tender (or, with respect to Shares owned by certain related individuals, the U.S. Stockholder satisfies special conditions set forth in Section 302(c) of the Code, which, if satisfied, prevents attribution of ownership of certain Shares to the U.S. Stockholder).

Substantially Disproportionate Test. A U.S. Stockholder's tender of Shares pursuant to the Offer generally will result in a "substantially disproportionate" redemption with respect to the U.S. Stockholder if, among other things, the percentage of the then-outstanding Shares actually and constructively owned by the U.S. Stockholder after the Offer is completed is less than 80% of the percentage of the Shares actually and constructively owned by the U.S. Stockholder before the Offer.

Not Essentially Equivalent to a Dividend Test. A U.S. Stockholder's tender of Shares pursuant to the Offer will be treated as "not essentially equivalent to a dividend" if the reduction in the U.S. Stockholder's proportionate interest in the Fund after the completion of the Offer constitutes a "meaningful reduction" of the U.S. Stockholder's proportionate interest in the Fund, given the U.S. Stockholder's particular facts and circumstances. The IRS has indicated in a published revenue ruling that even a small reduction in the percentage interest of a stockholder whose relative interest in a publicly held corporation is minimal and who exercises no control over corporate affairs should constitute a "meaningful reduction."

Contemporaneous dispositions or acquisitions of Shares by a U.S. Stockholder may be deemed to be part of a single integrated transaction and, if so, may be taken into account in determining whether any of the Section 302 tests are satisfied.

If a U.S. Stockholder satisfies any of the Section 302 tests, the U.S. Stockholder will be treated as recognizing gain or loss from the disposition of the Shares. Such gain or loss will be equal to the difference between the fair market value of the Portfolio Securities and amount of cash received and such U.S. Stockholder's adjusted tax basis in the Shares redeemed. Any such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the holding period of the Shares redeemed exceeds one year as of the date of the exchange. Capital gains of individuals and certain other non-corporate U.S. Stockholders derived from capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to significant limitations. Any gain or loss generally will be treated as arising from U.S. sources. Gain or loss must be determined separately for each block of Shares (Shares acquired at the same cost in a single transaction) that are exchanged in the Offer from a U.S. Stockholder.

In all cases, a U.S. Stockholder offering shares for tender would take a tax basis in the Portfolio Securities he or she receives that is equal to the fair market value of those Portfolio Securities on the date of the exchange.

Under the "wash sale" rules of the Code, recognition of a loss on Shares redeemed pursuant to the Offer will ordinarily be disallowed to the extent a U.S. Stockholder acquires substantially identical shares within 30 days before or after the date the Shares are purchased by the Fund pursuant to the Offer. In that event, the basis and holding period of the Shares acquired will be adjusted to reflect the disallowed loss.

If none of the tests set forth in Section 302(b) of the Code are met, amounts received by a U.S. Stockholder that tenders its Shares pursuant to the Offer will be taxable to the U.S. Stockholder as a "dividend" to the extent of such stockholder's allocable share of the Fund's current or accumulated earnings and profits, and the excess of such amounts received over the portion that is taxable as a dividend would constitute a non-taxable return of capital (to the extent of the stockholder's tax basis in the Common Shares sold pursuant to the Offer) and any amounts in excess of the stockholder's tax basis would constitute taxable gain. "Qualified dividend income" designated and paid by the Fund to a noncorporate U.S. Stockholder may be eligible for taxation at reduced rates to the extent that holding periods and other conditions are met.

The Depositary may be required to withhold 28% of the gross proceeds paid to a U.S. Stockholder pursuant to the Offer unless either: (a) the U.S. Stockholder has completed and submitted to the Depositary the Substitute Form W-9 included with the Letter of Transmittal, providing such stockholder's taxpayer identification number/social security number and certifying under penalties of perjury: (i) that the number is correct, and (ii) either that (A) the U.S. Stockholder is exempt from backup withholding, (B) the U.S. Stockholder has not been notified by the IRS that the stockholder is subject to backup withholding as a result of an underreporting interest or dividends, or (C) the IRS has notified the U.S. Stockholder that the stockholder is no longer subject to backup withholding; (b) the U.S. Stockholder is a corporation that has certified its status as such; or (c) an exception applies under applicable law and Treasury regulations to such U.S. Stockholder. Failure to have provided the information mentioned in this paragraph will result in a defective submission and the Fund will be unable to purchase the participating stockholder's shares. A U.S. Stockholder who does not provide a correct taxpayer identification number ("TIN") may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the U.S. Stockholder's federal income tax liability. Each U.S. Stockholder of shares should consult with his or her own tax adviser as to his or her qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Stockholders should consult their tax advisers about any reporting or filing obligations that may result from the tender of Shares in their particular circumstances. Failure to comply with certain reporting obligations could result in the imposition of substantial penalties.

B.  Tendering Non-U.S. Stockholders. In general, a "Non-U.S. Stockholder" is a beneficial owner of Shares that for U.S. federal income tax purposes is: an individual that is a nonresident alien; a foreign corporation; a foreign estate; or a foreign trust. U.S. taxation of a Non-U.S. Stockholder depends on whether the income from the Fund is "effectively connected" with a U.S. trade or business carried on by the Non-U.S. Stockholder and if not, whether the tender of Shares pursuant to the terms of the offer receives "exchange treatment" pursuant to one of the Section 302 tests or "dividend treatment" (both as described above under "Tendering U.S. Stockholders"). If the income from the Fund is "effectively connected" with a U.S. trade or business carried on by a Non-U.S. Stockholder, then any gain if the tender receives exchange treatment or dividend income if the tender receives dividend treatment realized will be subject to U.S. federal income tax at the graduated rates applicable to U.S. taxpayers and may be subject to an additional "branch profits tax".

If income from the Fund is not treated as "effectively connected" and the tender receives exchange treatment, then any gain realized upon the tender of Shares pursuant to the terms of the Offer will not ordinarily be subject to U.S. federal income taxation. If, however, the Non-U.S. Stockholder is treated as a non-resident alien individual but is physically present in the United States for more than 182 days during the taxable year, then, in certain circumstances, gain from the tender of Shares pursuant to the terms of the Offer will be subject to U.S. federal income tax of 30% (or lower treaty rate).

Non-U.S. Stockholders will be subject to U.S. federal withholding tax at a 30% rate or a lower applicable tax treaty rate on the gross proceeds of the tender received by such stockholder, if the Non-U.S. Stockholder is treated as receiving dividend income that is not "effectively connected". Since the tax status of the Offer as a dividend is not certain to the Fund at the time of payment, the Fund intends to withhold a portion of the proceeds as if the proceeds constitute a dividend. The Non-U.S. Stockholder offering Shares for tender may be eligible to claim a refund of the withheld tax by filing a U.S. federal tax return if the Non-U.S. Stockholder can demonstrate that the proceeds were not dividends. Non-U.S. Stockholders should consult their tax advisers regarding application of these rules.

Non-U.S. Stockholders should provide the Depositary with the appropriate completed Form W-8BEN or Form W-8ECI. For those stockholders, a copy of Form W-8BEN or Form W-8ECI is available upon request. Failure to provide a completed Form W-8BEN or Form W-8ECI will result in a defective submission and the Fund will be unable to purchase the shares submitted.

Non-U.S. Stockholders are advised to consult their own tax advisers with respect to the particular consequences to them of a tender of Shares pursuant to the Offer.

C.  Non-Tendering Stockholders. If certain stockholders receive dividend treatment (and not exchange treatment) under Section 302(b) of the Code (as described above under "Tendering U.S. Stockholders"), there may be a constructive dividend under Section 305(c) of the Code to stockholders who do not participate in the Offer or any stockholder whose proportionate interest in the earnings and assets of the Fund has been increased. Stockholders that are not participating in the Offer are advised to consult their own tax advisers with respect to the particular consequences to them.

15.  Certain Legal Matters; Regulatory Approvals

A.  Exemptive Relief from the Commission. On December 8, 2011, the Commission granted to the Fund an order, pursuant to the authority delegated to the Commission under Section 17(b) of the 1940 Act, exempting the Offer from Section 17(a) of the 1940 Act to the extent necessary to permit the participation in the repurchase offers made pursuant to the Offer of any stockholder of the Fund who is an "affiliated person" of the Fund solely by reason of owning, controlling or holding the power to vote 5% or more of the Shares. The Fund will rely upon this Order for the Offer.

B.  Singaporean Regulatory Requirements

Central Depository. To be able to receive and sell any book-entry Singapore equity securities listed on the SES received in connection with the Offer, each participating stockholder, other than Small Tenderers, must establish a securities account either directly with the CDP, or indirectly through a Singapore securities broker or depository agent that itself has a direct account with the CDP or through a custodial account with a Singapore bank capable of receiving and holding the Portfolio Securities. The CDP, a wholly-owned subsidiary of the SES, is incorporated under the laws of Singapore and acts as a depository and clearing organization. The CDP holds listed securities for its accountholders and facilitates the clearance and settlement of listed securities transactions between accountholders through electronic book-entry changes in the securities accounts maintained by such accountholders with the CDP. The relevant securities will be registered in the name of the CDP or its nominees and held by the CDP for and on behalf of persons who maintain, either directly or through depository agents, securities accounts with the CDP. A direct securities account may be opened with the CDP or a securities sub-account may be opened with a depository agent. A depository agent may be a member company of the SES, bank, merchant bank or trust company.

Substantial Shareholder Disclosure Requirements and Takeover Regulation. Unless you are a Small Tenderer, if you currently directly or indirectly hold any Singapore equity securities, you may become subject to certain Singapore regulatory requirements as a result of receiving Portfolio Securities in the Offer. For example, the Companies Act and the Securities and Futures Act, Chapter 289 of Singapore requires that a person give notice to a Singapore company, and if applicable the SES, within two business days of becoming a holder of 5% or more of the relevant company's outstanding voting securities. Additionally, the acquisition of listed Singapore securities could trigger certain consequences under the Singapore Code on Take-Overs and Mergers, including a mandatory offer requirement for the acquisition by any person of, together with securities held on his own or acquired by parties acting in concert with him, securities which carry 30.0% or more of the voting rights of a Singapore listed company. Based on the size of the Fund's current holdings of the securities in its investment portfolio, the Fund does not currently trigger any of these Singapore regulatory requirements. Accordingly, since participating stockholders will only receive a pro-rata portion of each of the Portfolio Securities, receipt by a participating stockholder of Portfolio Securities in the Offer alone should not trigger any of these Singapore regulatory requirements. Nevertheless, unless you are a Small Tenderer, if you already hold any Singapore equity securities you are advised to consult with your own investment adviser to confirm that your receipt of Portfolio Securities in the Offer will not cause you to be subject to any of the relevant Singapore regulations.

C.  Other Regulatory Approvals. The Fund is not aware of any approval or action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required to effect the Offer. Should any such approval or other action be required, the Fund presently contemplates that such approval or other action will be sought. The Fund is unable to predict whether it may determine that it is required to delay the acceptance for payment of, or payment for, Shares repurchased pursuant to the Offer pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not have a material adverse effect on the Fund. The Fund's obligations under the Offer to accept for payment and pay for Fund Shares are subject to certain conditions described in Section 3—"Certain Conditions of the Offer."

16.  Extension of Tender Period; Termination; Amendments

The Fund reserves the right, at any time and from time to time, to extend the period of time during which the Offer is pending by making a public announcement thereof. In the event that the Fund so elects to extend the tender period, the net asset value for the Shares tendered will be computed as of the close of regular trading on the NYSE on the first business day following the Expiration Date, as extended. During any such extension, all Shares previously tendered and not purchased or withdrawn will remain subject to the Offer. The Fund also reserves the right, at any time and from time to time up to and including the Expiration Date, to (a) terminate the Offer and not to purchase or pay for any Shares and (b) amend the Offer in any respect by making a public announcement thereof. Such public announcement will be issued no later than 9:00 a.m. New York City time on the next business day after the previously scheduled Expiration Date and will disclose the approximate number of Shares tendered as of that date. Without limiting the manner in which the Fund may choose to make a public announcement of extension, termination or amendment, except as provided by applicable law (including Rule 13e-4(d)(2), Rule 13e-4(e)(3), and Rule 14e-1(d) under the Exchange Act), the Fund will have no obligation to publish, advertise or otherwise communicate any such public announcement.

If the Fund materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Fund will extend the Offer to the extent required by Rules 13e-4(d)(2) and 13e-4(e)(3) under the Exchange Act. These rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If (i) the Fund increases or decreases the price to be paid for Shares, or the Fund increases or decreases the number of Shares being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given, the Offer will be extended at least until the expiration of such period of ten business days. For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through midnight Eastern time.

17.  Fees and Expenses of the Fund

The Fund will not pay to any broker or dealer, commercial bank, trust company or other person any solicitation fee for any Shares purchased pursuant to this Offer. The Fund will reimburse such persons for customary handling and mailing expenses incurred in forwarding the Offer. No such broker, dealer, commercial bank, trust company or other person has been authorized to act as agent of the Fund or the Depositary for purposes of the Offer.

The Fund has retained The Colbent Corporation to act as Depositary and The Altman Group to act as Information Agent. The Depositary and the Information Agent will each receive reasonable and customary compensation for their services and will also be reimbursed for certain out-of-pocket expenses, and the

Information Agent will be indemnified against certain liabilities by the Fund. Additionally, the Sub-Custodian will receive fees for services rendered in connection with the Offer. The Fund will also pay fees to American Stock Transfer & Trust Company, the Fund's transfer agent, for its services in disbursing the cash portion of the purchase price to participating stockholders.

18.  Miscellaneous

The Offer is not being made to, nor will the Fund accept tenders from, or on behalf of, owners of Shares in any jurisdiction in which the making of the Offer or its acceptance would not comply with the securities or "blue sky" laws of that jurisdiction. The manner of payment of proceeds may be adjusted to accommodate restrictions in certain jurisdictions. The Fund is not aware of any jurisdiction in which the making of the Offer or the acceptance of tenders of, or purchase of, or payment for, Shares in accordance with the Offer would not be in compliance with the laws of such jurisdiction. The Fund, however, reserves the right to exclude stockholders in any jurisdiction in which it is asserted that the Offer cannot lawfully be made or tendered Shares cannot lawfully be accepted, purchased or paid for. So long as the Fund makes a good-faith effort to comply with any state law deemed applicable to the Offer, the Fund believes that the exclusion of stockholders residing in any such jurisdiction is permitted under Rule 13e-4(f)(9) promulgated under the Exchange Act. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on the Fund's behalf by one or more brokers or dealers licensed under the laws of such jurisdiction.

19.  Contacting the Depositary and the Information Agent.

The Letter of Transmittal, certificates for the Shares and any other required documents should be sent by each stockholder or his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary as set forth below.

(This page has been left blank intentionally.)

The Depositary for the Offer is:

THE COLBENT CORPORATION

Delivery by First Class Mail:	Delivery by Registered, Certified or Express Mail or Overnight Courier:	Delivery by Hand (between 9:00 a.m. and 5:00 p.m. New York City time):
The Colbent Corporation The Singapore Fund Tender Offer Attn: Corporate Actions PO Box 859208 Braintree, MA 02185-9208	The Colbent Corporation The Singapore Fund Tender Offer Attn: Corporate Actions 161 Bay State Road Braintree, MA 02184	The Colbent Corporation The Singapore Fund Tender Offer Attn: Corporate Actions 161 Bay State Road Braintree, MA 02184

Facsimile No. for Notice of Guaranteed Delivery:
781-930-4939

Facsimile No. for Notice of Guaranteed Delivery Confirmation:
781-930-4900

Any questions or requests for assistance or additional copies of the Offer to Repurchase, the Letter of Transmittal, the Notice of Guaranteed Delivery, and other documents may be directed to the Information Agent at its telephone number and location listed below. Stockholders may also contact their broker, dealer, commercial bank or trust company or other nominee for assistance regarding the Offer.

The Information Agent for the Offer is:

THE ALTMAN GROUP
One Grand Central Place, Suite 916
New York, NY 10165
Toll Free: 800-591-8254
Call Collect: 212-400-2605

THE SINGAPORE FUND, INC.

February 14, 2012